Filed Pursuant to Rule 424(b)(3)
Registration No. 333-190698

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

SUPPLEMENT NO. 17, DATED APRIL 2, 2015,
TO THE PROSPECTUS, DATED JANUARY 7, 2014

This prospectus supplement, or this Supplement No. 17, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated January 7, 2014, or the Prospectus. This Supplement No. 17 supersedes and replaces all previous supplements and should be read in conjunction with the Prospectus. This Supplement No. 17 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 17 are to:

•	disclose operating information including the status of the offering, management and accounting updates, the shares currently available for sale, the payment of distributions and fees and reimbursements paid and payable to our advisor and its affiliates;
•	update disclosure relating to investor suitability standards;
•	update the Cautionary Note Regarding Forward-Looking Statements section;
•	update disclosure relating to risk factors;
•	update disclosure relating to the macroeconomic environment and the industry overview and the business and market overview;
•	update disclosure relating to management and our board of directors in light of recent changes;
•	update disclosure relating to the management of our sub-property manager;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to fees payable to our property manager;
•	update disclosure relating to conflicts of interest;
•	update policies relating to money market investments;
•	update disclosure relating to our real estate investments;
•	update disclosure relating to our financial obligations;
•	update our prior performance information;
•	update the Summary of Our Operating Partnership Agreement section;
•	update the Plan of Distribution section;
•	update disclosure relating to experts;
•	incorporate certain information by reference;
•	update our Privacy Policy Notice;
•	replace Appendix A — Prior Performance Tables; and
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement.

“Hampton Inn,” “Hampton Hotels,” “Homewood Suites,” “Embassy Suites” and “Hilton Garden Inn” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with the Company or its affiliates, or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Hilton

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has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Westin” is a registered trademark of Starwood Hotels & Resorts Worldwide or one of its affiliates. All references below to “Starwood” mean Starwood Hotels & Resorts Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Starwood is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Starwood’s relationship with the Company or its affiliates, or otherwise. Starwood is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Starwood has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Starwood of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with the Company and its affiliates or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to the Company shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hyatt,” “Hyatt House” and “Hyatt Place” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hyatt’s relationship with the Company or its affiliates, or otherwise. Hyatt is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Hyatt has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hyatt of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Holiday Inn” and “Holiday Inn Express” are each a registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Intercontinental” mean Intercontinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Intercontinental is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Intercontinental’s relationship with the Company or its affiliates, or otherwise. Intercontinental is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Intercontinental has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Intercontinental of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

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OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of common stock on January 7, 2014 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On February 3, 2014, we satisfied the general escrow conditions of our initial public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to AR Capital, LLC, the parent of our sponsor, in the amount of $0.5 million at a purchase price of $22.50 per share. On June 30, 2014, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and broke escrow in Ohio and Washington. On September 12, 2014, we received and accepted aggregate subscriptions in excess of $100.0 million in shares of common stock and broke escrow in Pennsylvania. Accordingly, we are now accepting subscriptions from residents of all states.

We will offer shares of our common stock until January 7, 2016, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Closing of Grace Acquisition

On February 27, 2015, we closed the acquisition of a portfolio of 116 hotel assets (the “Grace Portfolio”). The aggregate purchase price of the Grace Portfolio was approximately $1.8 billion, exclusive of closing costs. We funded approximately $230.1 million of the purchase price with cash-on-hand raised in our initial public offering, approximately $903.9 million through the assumption of existing indebtedness collateralized by 96 of the hotels in the Grace Portfolio and approximately $227.0 million by incurring new indebtedness collateralized by the remaining 20 hotels in the Grace Portfolio and one of our existing hotels. The remaining $447.1 million of the purchase price was satisfied by the issuance to affiliates of the sellers of the Grace Portfolio of preferred equity interests in two of our indirect subsidiaries that are indirect owners of the 116 hotels comprising the Grace Portfolio.

Management and Accounting Firm Updates

Effective February 3, 2014, pursuant to the approval of our audit committee, we dismissed Grant Thornton LLP, or Grant Thornton, and engaged KPMG LLP as our independent registered public accounting firm effective as of that same date. Grant Thornton’s reports on our financial statements as of August 7, 2013 and our financial statements of our predecessor portfolio did not contain any adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles. Our dismissal of Grant Thornton was not the result of any disagreements with Grant Thornton.

On May 23, 2014, Amy B. Boyle resigned from her roles as chief financial officer, treasurer and secretary of the Company, effective as of that same date. Ms. Boyle did not resign pursuant to any disagreement with the Company. Simultaneously with Ms. Boyle’s resignation, the board of directors of the Company, or the Board, appointed Nicholas Radesca to serve as the Company’s interim chief financial officer, treasurer and secretary. Mr. Radesca subsequently resigned once we appointed a new chief financial officer.

On September 12, 2014, Portia Sue Perrotty resigned as a member of the Board. Ms. Perrotty did not resign pursuant to any disagreement with the Company. Ms. Perrotty had served as an independent director and as a member of our audit committee since September 2013. Simultaneous with Ms. Perrotty’s resignation, the Board appointed Robert H. Burns as a member of the Board and our audit committee in accordance with the terms of the Company’s bylaws. For a description of Mr. Burns’ experience, see his biography set forth under “Prospectus Updates — Management” below.

On November 20, 2014, the Board appointed Jonathan P. Mehlman, the executive vice president and chief investment officer of the Company, to serve as the Company’s chief executive officer and president. Mr. Mehlman also serves as co-chief executive officer and president of the Company’s advisor and as chief executive officer and president of the Company’s property manager. Simultaneously with his appointment as chief executive officer and president of the Company, Mr. Mehlman resigned from his roles as executive vice president and chief investment officer of the Company, the Company’s advisor and the Company’s property manager. In connection with Mr. Mehlman’s appointment as chief executive officer and president of the Company, William M. Kahane resigned from his roles as chief executive officer and president of the Company. Mr. Kahane also resigned from his roles as co-chief executive officer and president of the Company’s advisor and as chief executive officer and president of the Company’s property manager. Mr. Kahane continued to serve in his capacity as a director of the Company.

On December 10, 2014, the Board appointed Edward T. Hoganson, previously the executive vice president of the Company’s sub-property manager, to serve as the Company’s chief financial officer, treasurer and secretary effective as of December 15, 2014. Mr. Hoganson also serves as chief financial officer, treasurer and secretary of the Company’s advisor and property manager. In connection with Mr. Hoganson’s appointment as chief financial officer, treasurer and secretary of the Company, Nicholas Radesca resigned from his roles as interim chief financial officer, treasurer and secretary of the Company and of the Company’s advisor and property manager.

On December 29, 2014, the Board appointed William M. Kahane, then a member of the Board, to serve as executive chairman of the Board, effective as of that same date. In connection with Mr. Kahane’s appointment as executive chairman of the Board, Nicholas S. Schorsch resigned from his role as chairman of the Board.

Simultaneously with the resignation of Mr. Schorsch, the Board took action to reduce the number of directors constituting the entire Board to four directors pursuant to Article III, Section 2 of the Company’s bylaws, with such reduction in size of the Board being effective immediately following the resignation of Mr. Schorsch.

In addition, on December 29, 2014, the Board appointed Stanley R. Perla, then an independent director and chairman of our audit committee, as lead independent director.

Engagement of Deloitte & Touche, LLP

On December 19, 2014, AR Capital, LLC, the parent of our sponsor, engaged Deloitte & Touche, LLP, or Deloitte, to provide outsourced internal audit services on behalf of the publicly registered, nontraded companies that AR Capital, LLC directly or indirectly sponsors, including the Company. Pursuant to the engagement, Deloitte works with our management to develop an annual risk-based internal audit work plan and budget which will be presented to our audit committee for approval, provide our audit committee with a quarterly update on its work and formally report the results of its work to our audit committee.

Shares Currently Available for Sale

As of March 15, 2015, there were 15.1 million shares of our common stock outstanding. As of March 15, 2015, there were approximately 65.1 million shares of our common stock available for sale, excluding shares available under our DRIP.

Distributions

On February 3, 2014, the Board authorized, and we began declaring, distributions payable to stockholders of record each day during the applicable period at a rate equal to $0.00465753425 per share per day or $1.70 per annum. Distributions are payable on the first business day following each month-end to stockholders of record at the close of business each day during the prior month. There can be no assurance that we will continue to pay distributions to our stockholders in any particular amount, at any particular time, or at all.

The amount of distributions payable to our stockholders is determined by the Board and is dependent on a number of factors, including funds available for distribution; requirements of Maryland law; and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Board may reduce the amount of distributions paid or suspend distribution payments. There is no assurance that we will continue paying distributions at the current rate or on the current schedule, if at all.

Our organizational documents permit us to pay distributions in unlimited amounts from any source, including proceeds from this offering, which will reduce the amount of capital we ultimately invest in properties or other permitted investments, and may negatively impact the value of your investment.

Status of Distributions

The following table compares cumulative distributions paid to cumulative net income and cash flow from operations (each as calculated in accordance with GAAP) and FFO for the period from July 25, 2013 (date of inception) through September 30, 2014 (in thousands):

For the Period from July 25, 2013 (date of inception) to September 30, 2014
Distributions paid:
Common stockholders in cash	$500
Common stockholders reinvested through DRIP	301
Total distributions paid	$801
Reconciliation of net loss:
Revenues	$24,167
Acquisition and transaction related	(7,610)
Depreciation and amortization	(1,919)
Other operating expenses	(18,958)
Other non-operating expenses	(3,231)
Income tax	(1,368)
Net loss (in accordance with GAAP)	$(8,919)
Cash flows used in operations	$(3,034)
FFO	$(6,762)

For the period from our inception, on July 25, 2013, through September 30, 2014, cash flows provided by operations, calculated in accordance with GAAP, did not cover any of our distributions. As shown in the table above, we funded distributions with proceeds from our offering, including proceeds from our offering which were reinvested in common stock issued pursuant to our DRIP. To the extent we pay distributions in excess of cash flows provided by operations, your investment may be adversely impacted. Since inception, our cumulative distributions have exceeded our cumulative FFO.

Compensation Paid To Affiliates

Set forth below is a summary of the most significant fees and expenses that we have incurred as well as paid or reimbursed to affiliates of our sponsor including our advisor and our dealer manager during the nine months ended September 30, 2014. During the period from our inception on July 25, 2013 through September 30, 2014, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to the respective affiliates of our sponsor including our advisor and our dealer manager was $21.8 million, and, as of September 30, 2014, $7.7 million of such amounts, including both fees and expense reimbursements, was accrued and unpaid.

Nine Months Ended September 30, 2014
Commissions and fees incurred from our dealer manager	$11,763
Compensation and reimbursement for services provided by our advisor and its affiliates	1,652
Acquisition fees incurred from our advisor	1,598
Financing coordination fees incurred from our advisor	815
Management fees and reimbursable expenses incurred from our property manager and our sub-property manager	2,160
Transaction fees and expenses incurred from our dealer manager and RCS Advisory	3,170
Advisory and investment banking fee incurred from our dealer manager	345
Total	$21,503

PROSPECTUS UPDATES

Cover Page

The sixth paragraph on the cover page of the Prospectus is hereby deleted in its entirety.

The following disclosure is hereby added as the ninth bullet on the cover page of the Prospectus.

•	Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.”

Investor Suitability Standards

The section “Investor Suitability Standards — Massachusetts, Ohio, Oregon and New Mexico” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Massachusetts

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico and Ohio

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.”

The disclosure under the sub-heading “Iowa” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Iowa

•	Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor’s maximum aggregate investment in our common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.”

The disclosure under the sub-heading “Nebraska” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Nebraska

•	Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor’s investment in us and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.”

The bullet point under the section “Investor Suitability Standards — New Jersey” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. Note that New Jersey investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.”

The bullet point under the section “Investor Suitability Standards — Alabama” on page iii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates. Note that Alabama investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.”

The section “Investor Suitability Standards — California” on page iii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“California

In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).”

The last paragraph of the section “Investor Suitability Standards” on page iii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Alternatively, except for investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.”

Cautionary Note Regarding Forward-Looking Statements

The following disclosure replaces in its entirety the disclosure under the heading “Cautionary Note Regarding Forward-Looking Statements” on page iv of the Prospectus.

“This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” or “potential,” or by the negative of these words and phrases, or by similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering, which we expect will be used to reduce our borrowings for some time;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments on acceptable terms;
•	the effect of general market, real estate market, economic and political conditions;
•	our substantial indebtedness and our ability to make scheduled payments on our debt and preferred equity obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel at our advisor, our property manager, our sub-property manager and dealer manager;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus contains estimates and other statistical data that we obtained or derived from, or that we estimated in good faith based partly on, industry publications, surveys, forecasts and reports, governmental publications, reports by market research firms or other independent sources. Industry publications generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy and completeness of their information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications and reports, based on our industry experience we believe that the publications are reliable and the conclusions contained in the publications and reports are reasonable.”

Prospectus Summary

The first parenthetical in the bullet point titled “Exit Strategy” under the question “What are your investment objectives?” beginning on page 2 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

The first sentence under the question “What is the experience of your sponsor?” on page 3 of the Prospectus is hereby replaced with the following disclosure.

“American Realty Capital IX, LLC, or our sponsor, is indirectly controlled by William M. Kahane, the executive chairman of our board of directors, and Nicholas S. Schorsch.”

The second paragraph of the question “Who is your advisor and what will its responsibilities be?” on page 3 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our advisor is responsible for making decisions regarding the selection and the negotiation of real estate investments. Our advisor recommends all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases. Jonathan P. Mehlman and Edward T. Hoganson, who are executive officers of our company, are also executive officers of our advisor. Mr. Mehlman has 22 years of experience in the hospitality industry. Mr. Hoganson has over 15 years of experience in the hospitality industry. Bruce D. Wardinski, Special Advisory Director to the chief executive officer of our advisor, has over 26 years of experience in the hospitality industry.”

The second paragraph of the question “What is the experience of your advisor?” on page 4 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Mr. Wardinski has over 26 years of experience in the hospitality sector. Mr. Mehlman, our advisor’s chief executive officer and president, has 22 years of experience in the hospitality sector, while Mr. Hoganson, our advisor’s chief financial officer, treasurer and secretary, has more than 15 years of financial and hospitality industry management experience.”

The third paragraph of the question “Who is your property manager, your sub-property manager and what will their responsibilities be?” on page 4 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The sub-property manager is managed by two officers: James Carroll and Pierre Donahue. Collectively, Messrs. Carroll and Donahue have 19 years of experience in the hospitality industry. These officers are subject to the oversight of our sub-property manager’s board of managers, which includes Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. Messrs. Schorsch and Kahane control AR Capital, LLC. For a more detailed discussion about our property manager and affiliated sub-property manager, see “Management — General — The Property Manager and The Sub-Property Manager.”

The following disclosure is hereby added as the ninth bullet under the question “Are there any risks involved in an investment in your shares” on page 5 of the Prospectus.

“•	Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.”

The disclosure under the question “What is the role of our board of directors?” on page 6 of the Prospectus is hereby replaced with the following disclosure.

“We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have four members of our board of directors, three of whom are independent of our sponsor and its affiliates. Our directors are elected annually by the stockholders.”

The first parenthetical in the second paragraph of the question “What are your exit strategies?” on page 12 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Note 6 to the chart under the question “What conflicts does your sponsor face?” on page 13 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is owned by an entity which is under common control with the parent of our sponsor.”

The paragraph under the question “What are the fees that you pay to your advisor, your property manager, your sub-property manager, your dealer manager, their affiliates and your directors?” on page 13 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor and its affiliates have received, and will receive, compensation and reimbursement for services relating to this offering and our ordinary course of operations. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the acquisition (the “Grace Acquisition”) of the fee simple or leasehold interests in 116 hotels (the “Grace Portfolio”) we completed on February 27, 2015. See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.” The most significant items of compensation and reimbursement are included in the table below. We reimburse our advisor on a monthly basis for offering and organization expense advances that our advisor or any of its affiliates may incur on our behalf, but only to the extent that such reimbursement would not exceed 2.0% of gross offering proceeds over the life of this offering. In the sole discretion of our advisor, our advisor may elect to have certain fees and commissions (not including any asset management fees) paid, in whole or in part, in cash or shares of our common stock. Once the proceeds for this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees may not exceed 1.9% of the contract purchase price for all of the assets acquired. Pursuant to our charter, the total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from inception to a liquidity event, may not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto.”

The following disclosure is added as the second sentence under the heading “How do I subscribe for shares?” on page 24 of the Prospectus.

“Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

The second sentence of the second paragraph under the question “Who is the transfer agent?” on page 29 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our transfer agent is owned by an entity which is under common control with AR Capital, LLC, the parent of our sponsor.”

Risk Factors

The following disclosure is hereby added as the first risk factor on page 30 of the Prospectus.

“Disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by the parent of our sponsor may adversely affect our ability to raise substantial funds.

Beginning in October 2014, and including disclosures made on March 2, 2015, ARCP, an entity previously sponsored by the parent of our sponsor has disclosed various items that have had a material adverse effect on its business, results of operations and financial condition. These items include the need to restate previously issued financial statements that were intentionally not corrected, a lack of effective internal control over financial reporting and disclosure controls and procedures as well as the presence of various regulatory investigations. See “Prior Performance Summary — Adverse Business Developments and Conditions.”

Since the initial announcement in October, a number of participating broker-dealers temporarily suspended their participation in the distribution of our offering. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our offering. As a result, our ability to raise substantial funds may be adversely impacted.”

The following risk factor replaces in its entirety the risk factor under the heading “Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.” beginning on page 32 of the Prospectus.

“Since our inception, all of our distributions have been paid from offering proceeds. Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows used in operations were $3.0 million for the nine months ended September 30, 2014, and we have had negative cash flows from operations since our inception, in July 2013. During the nine months ended September 30, 2014, we paid distributions of $0.8 million, all of which was funded from offering proceeds, including offering proceeds which were reinvested in common stock issued pursuant to the DRIP. Since our inception, all of our distributions have been paid from offering proceeds.

We expect that future distributions will be paid from our cash flow from operations following the acquisition of the Grace Portfolio, but there can be no assurance we will be able to generate sufficient cash flow from operations to do so. We may continue in the future to pay distributions from sources other than from our cash flows from operations, including the net proceeds from this offering.

Using proceeds from our offering to pay distributions, especially if the distributions are not reinvested through our DRIP, reduces cash available for investment in assets or other purposes and will likely reduce our per share stockholder equity.

We may continue not to generate sufficient cash flows from operations to fully pay distributions, and our ability to use cash flows from operations to pay distributions in the future may also be adversely impacted by our substantial indebtedness. See “— As a result of the additional indebtedness incurred and the issuance of the preferred equity interests to acquire the Grace Portfolio, we may experience a potential material adverse effect on our financial condition and results of operations.” If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may continue to use the proceeds from our offering, although we currently intend to use substantially all of the proceeds from our offering to reduce our borrowings, which could limit our ability to pay distribution from proceeds from our offering for some time. See “— We intend to use substantially all available offering proceeds following the acquisition of the Grace Portfolio to reduce our borrowings to our intended limit, which may limit our ability to pay distributions or acquire additional properties for some time.” Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

Funding distributions from borrowings could restrict the amount we can borrow for investments, which may, among other things, affect our earnings. Funding distributions with the sale of assets or the proceeds of our offering may affect our ability to generate additional operating cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities that are convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our earnings or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

The first sentence of the risk factor titled “Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative” on page 32 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We have retained our dealer manager, which is owned by an entity under common control with the parent of our sponsor, to conduct this offering.”

The first sentence under the risk factor entitled “The loss of or the inability to obtain key real estate professionals at our advisor, our sub-property manager or our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment” on page 35 of the Prospectus is hereby replaced with the following disclosure.

“Our success depends to a significant degree upon the contributions of Messrs. Wardinski, Mehlman and Hoganson at our advisor and Edward M. Weil, Jr., William E. Dwyer III and Louisa H. Quarto at our dealer manager, as well as Mr. Carroll and Mr. Donahue at our sub-property manager.”

The following disclosure hereby replaces the risk factor “Our advisor and its affiliates, including some of our executive officers, directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders” on page 38 of the Prospectus.

“Our advisor and its affiliates, including some of our executive officers, directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates receive fees from us, which could be substantial. These fees could influence our advisor’s advice to us as well as its judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our sponsor, including the advisory agreement, the property management agreements, the dealer-manager agreement and the sub-property management agreements between our property manager and sub-property manager;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition fees and asset management subordinated participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner to real estate commissions and possible subordinated incentive distributions, respectively;

•	acquisitions of properties and other investments from other programs sponsored directly or indirectly by the parent of our sponsor, which might entitle affiliates of our sponsor to real estate commissions and possible subordinated incentive fees and distributions in connection with its services for the seller;
•	acquisitions of properties and other investments from third parties and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive listing distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated participation in net sales proceeds.

The fees our advisor receives in connection with transactions involving the acquisition of assets are based initially on the purchase price of the investment, including the amount of any loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the purchase price of the investment, it may create an incentive for our advisor to recommend that we purchase assets at higher prices. In addition, from time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus, such as the agreements entered into with affiliates of our dealer manager in connection with the Grace Acquisition, and these agreements may create similar incentives. See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.””

The second sentence of the risk factor titled “Because other real estate programs sponsored directly or indirectly by the parent of our sponsor and offered through our dealer manager may conduct offerings concurrently with our offering, our sponsor and our dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor” on page 39 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager, which is owned by an entity under common control with the parent of our sponsor, is the dealer manager or is named in the registration statement as the dealer manager in a number of ongoing public offerings by non-traded REITs, including some offerings sponsored directly or indirectly by the parent of our sponsor.”

The risk factor titled “Because our dealer manager is owned by an entity under common ownership with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder” on page 47 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Because of such relationship, our dealer manager’s due diligence review and investigation of us and the prospectus cannot be considered to be “independent.” Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.”

The first sentence of the risk factor titled “Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares” on page 47 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our advisor, its affiliates and entities under common control with our advisor perform services for us in connection with the sale of shares in this offering, the performance of transfer agency services, the selection and acquisition of our investments, the coordination of financing, the management and leasing of our properties, the administration of our other investments, as well as the performance of other administrative responsibilities for us including accounting services, transaction management services and investor relations.”

The following disclosure is hereby added immediately after the risk factor “Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.” on page 55 of the Prospectus.

“We have a history of operating losses and cannot assure you that we will achieve profitability.

Since inception in July 2013 through September 30, 2014, we have incurred net losses (calculated in accordance with GAAP) equal to $8.9 million. The extent of our future operating losses and the timing of the profitability are highly uncertain, and we may never achieve or sustain profitability.

Our earnings and FFO per share may decline as a result of the acquisition of the Grace Portfolio.

Our earnings and FFO per share may decline as a result of, among other things, our failure to achieve the expected benefits of, or the incurrence of unanticipated costs relating to, the acquisition of the Grace Portfolio.

The risks associated with our acquisition of the Grace Portfolio include, without limitation, the following:

•	the integration of the Grace Portfolio, which is substantially larger than our portfolio prior to the acquisition of the Grace Portfolio, may be difficult, and we may be unable to successfully integrate operations, maintain consistent standards, controls, policies and procedures;
•	the integration of the Grace Portfolio may disrupt our ongoing operations or the ongoing operations of the Grace Portfolio, and our management’s attention may be diverted away from other business concerns;
•	the Grace Portfolio may fail to perform as expected and market conditions may result in lower than expected occupancy and room rates;
•	we may spend more than budgeted amounts to make necessary improvements or renovations to the Grace Portfolio;
•	some of the properties in the Grace Portfolio are located in unfamiliar markets where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures; and
•	the Grace Portfolio may subject us to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities (i.e. if a liability were asserted against us based upon ownership of the Grace Portfolio, we might have to pay substantial sums to settle it, which could adversely affect our cash flow).

We intend to pay distributions from cash flows from operations following the completion of the Grace Acquisition, but our ability to do so depends on our ability to realize the expected benefits of the acquisition of the Grace Portfolio. Failure to realize the expected benefits of the acquisition of the Grace Portfolio, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could have a material adverse effect on our financial condition and results of operations and our ability to pay distributions from cash flow from operations.

As a result of the additional indebtedness incurred and the issuance of the preferred equity interests to acquire the Grace Portfolio, we may experience a potential material adverse effect on our financial condition and results of operations.

On February 27, 2015, we acquired the Grace Portfolio. We funded the purchase price through a combination of $230.1 million in cash on-hand funded with proceeds from this offering, the assumption of $903.9 million in existing mortgage and mezzanine indebtedness collateralized by 96 of the 116 hotels in the Grace Portfolio, which we also refer to as the Assumed Grace Indebtedness, the incurrence of $227.0 million in new mortgage financing secured by remaining 20 hotels and one of our existing hotels, which we refer to as the Additional Grace Mortgage Loan and, together with the Assumed Grace Indebtedness, as the Grace Indebtedness, and the issuance of $447.1 million in preferred equity interests, which we refer to as the Grace Preferred Equity Interests.

Our incurrence of the Grace Indebtedness and the issuance of the Grace Preferred Equity Interests could also have adverse consequences on our business, such as:

•	requiring us to use a substantial portion of our cash flow from operations to service the Grace Indebtedness and pay distributions on the Grace Preferred Equity Interests;
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	increasing the costs of incurring additional debt;
•	increasing our exposure to floating interest rates;
•	limiting our ability to compete with other companies that are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing the Grace Indebtedness, including the rights of our lenders to consent before we modify hotel management agreements or franchise agreements and that require us to replace sub-property managers under certain circumstances;
•	consent rights the holders of the Grace Preferred Equity Interests will have over major actions by us relating to the Grace Portfolio, including the sale of certain hotels;
•	if we are unable to satisfy the redemption, distribution, or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by our company, our operating partnership and the individual principals of the parent of our sponsors), holders of the Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio;
•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations and financial condition.

A portion of the Grace Indebtedness matures in May 2016 and a portion matures in May 2017. We may not be able to extend the maturity date of, or refinance, the Grace Indebtedness, or any of our other indebtedness, on acceptable terms.

All but one of our properties has been pledged as security for our indebtedness, and we expect we will be required to extend or refinance this indebtedness when it comes due. The Assumed Grace Indebtedness matures on May 1, 2016, subject to three (one-year) extension rights, and the Additional Grace Mortgage Loan matures on March 6, 2017, subject to one (one-year) extension right. The extensions on the Grace Indebtedness can only occur if certain conditions are met, including, in the case of the Assumed Grace Indebtedness, a condition with respect to the second and third extension terms that a minimum ratio of net operating income to debt outstanding be satisfied, and, in the case of the Additional Grace Mortgage Loan, a condition that a minimum debt service coverage ratio and maximum loan to value ratio be satisfied. There can be no assurance that we will be able to meet these conditions and extend these loans pursuant to their terms.

If we are not able to extend these loans or refinance them when they mature, we will be required to seek alternative financing to continue our operations. No assurance can be given that any extension, refinancing or alternative financing will be available when required or that we will be able to negotiate acceptable terms. Moreover, if interest rates are higher when these loans are refinanced or replaced with alternative financing, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We intend to use substantially all available offering proceeds following the acquisition of the Grace Portfolio to reduce our borrowings to our intended limit, which may limit our ability to pay distributions or acquire additional properties for some time.

Prior to our entry into an agreement to acquire the Grace Portfolio in May 2014, a majority of our independent directors waived the total portfolio leverage requirement of our charter with respect to the acquisition of the Grace Portfolio should such total portfolio leverage exceed 300% of our total “net assets” (as defined in our charter) upon closing of the acquisition of the Grace Portfolio. Following the closing of the Grace Acquisition, our total portfolio leverage significantly exceeded this 300% limit, and we expect it will continue to do so for some time. Accordingly, we intend to use substantially all available offering proceeds following the acquisition of the Grace Portfolio to reduce our borrowings to our intended limit, which is below the 300% maximum limit. See “Investment Criteria and Objectives  — Investment Limitations” for further details.

The $63.1 million principal amount outstanding under the BCC Note (defined under “Description of Real Estate Investments — Financial Obligations — BCC Note”) matures, by its terms, ten business days after the date we raise $70.0 million in common equity in our offering following the closing of the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates). In addition, following the earlier to occur of either (i) the repayment of the BCC Note, together with the $3.5 million deferred payment due concurrently, or (ii) the date the gross amount of proceeds from our offering we receive after the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates) exceeds $100.0 million, we are required to use 35% of any equity proceeds from our offering to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We are required to redeem 50% of the Grace Preferred Equity Interests by February 27, 2018 and 100% of the Grace Preferred Equity Interests upon the earlier of (i) 90 days following the stated maturity (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019.

While repayment of the BCC Note and required redemptions of the Grace Preferred Equity Interests will contribute to reducing our borrowings to our intended limit, we may continue to use substantially all available offering proceeds to repay debt even after we have reduced our borrowings to their intended limit. In addition, the continued use of substantially all offering proceeds to repay debt will reduce the available cash flow to fund working capital, acquisitions, capital expenditures and other general corporate purposes, which could have a material adverse impact on our business and reduce cash available for distributions to holders of our common stock.

Moreover, there can be no assurance we will be able to raise the substantial funds required to meet these objectives on a timely basis, or at all. This offering is being made on a reasonable best efforts basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. Moreover, this offering must maintain registration in every state in which we offer or sell shares. Generally, such registrations are for a period of one year, and there can be no assurance they will be renewed or otherwise extended annually. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. During the period from January 7, 2014 (the date we commenced our offering) through March 15, 2015, we have received $375.1 million in proceeds from our offering, all of which has been used to pay distributions, reduce borrowings, acquire properties (including the Grace Portfolio) or for general corporate purposes. There can be no assurance as to the length of time we will be limited in our ability to pay distributions or acquire additional properties using proceeds from our offering.

In addition, if we are unable to continue to raise substantial funds, we will not achieve our objective of continuing to reduce our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected. To the extent our inability to raise substantial funds could also result in our being unable to make required redemptions or distributions and meet other conditions of the Grace Preferred Equity Interests, the holders of Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio.

If we are unable to find a replacement guarantor for certain obligations related to the Grace Indebtedness, we will remain dependent on the previous guarantors to remain in this capacity and may be required to make payments, for reimbursements or guarantee fees, to them.

The previous guarantors of the Assumed Grace Indebtedness (who are affiliates of the sellers of the Grace Portfolio) remained as guarantors, together with our company and our operating partnership, following the closing of the acquisition of the Grace Portfolio with respect to certain limited recourse obligations and environmental indemnities under the Assumed Grace Indebtedness, and we were required to enter into a supplemental guarantee agreement to ensure that they would remain in this capacity. The supplemental guarantee agreement provides that we, together with our operating partnership and individual principals of the parent of our sponsor, are jointly and severally liable to reimburse the previous guarantors for any payments they are required to make if their guarantee is called.

The supplemental guarantee agreement also provides that we will be required to pay a guarantee fee of $8.0 million per annum, which will start accruing in August 2016, 18 months following the closing of the acquisition of the Grace Portfolio. If we are unable to find a replacement guarantor before then or otherwise release the previous guarantors, we will be required to pay guarantee fees to the previous guarantors, which could adversely impact our results from operations and our ability to pay distributions. Our results from operations and our ability to pay distributions could also be adversely impacted if the previous guarantors are required to make any payments if their guarantee is called and we are required to reimburse them.

Funds spent to maintain licensed brand standards or the loss of a brand license would adversely affect our financial condition and results of operations.

All but one of our hotels operate under licensed brands pursuant to franchise agreements with hotel brand companies. We anticipate that the hotels we acquire in the future also will operate under licensed brands.

The maintenance of the brand licenses for our hotels is subject to the hotel brand companies’ operating standards and other terms and conditions. Hotel brand companies periodically inspect our hotels to ensure that we and our taxable REIT subsidiaries and our affiliated sub-property manager and third-party sub-property managers follow their standards. Failure by us, our taxable REIT subsidiaries, our affiliated sub-property manager or a third-party sub-property manager to maintain these standards or other terms and conditions could result in a brand license being terminated. If a franchise agreement terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the hotel brand company for a termination payment, which will vary by hotel brand company and by hotel. As a condition of our continued holding of a brand license, a hotel brand company could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a brand license if we do not make hotel brand company-required capital expenditures.

If we were to lose a brand license, we would be required to re-brand the affected hotel(s). As a result, the underlying value of a particular hotel could decline significantly from the loss of associated name recognition, marketing support, participation in guest loyalty programs and the centralized system provided by the franchisor, which could require us to recognize an impairment on the hotel. Furthermore, the loss of a franchise license at a particular hotel could harm our relationship with the hotel brand company, which could impede our ability to operate other hotels under the same brand, limit our ability to obtain new franchise licenses from the franchisor in the future on favorable terms, or at all, and cause us to incur significant costs to obtain a new franchise license for the particular hotel (including a likely requirement of a property improvement plan for the new brand, a portion of the costs of which would be related solely to the change in brand rather than substantively improving the property). Moreover, the loss of a franchise license could also be an event of default under the Grace Indebtedness if we are unable to find a suitable replacement. Accordingly, if we lose one or more franchise licenses, we could be materially and adversely affected.

To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for these amounts under the Grace Indebtedness.

In connection with the Grace Acquisition, our franchisors required property improvement plans, or PIPs, which set forth their renovation requirements for the hotels in the Grace Portfolio.

Pursuant to the terms of the Assumed Grace Indebtedness, we are required to make an aggregate of $73.5 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 96 hotels collateralizing that debt. In addition, pursuant to a guaranty entered into in connection with the Assumed Grace Indebtedness, we are required to guarantee the difference between (i) the cost of the PIPs with respect to those 96 hotels during the 24-month period following the acquisition of the Grace Portfolio, estimated to be $102.0 million, and (ii) the amount actually deposited into the PIP reserve with respect to the Assumed Grace Indebtedness. See “Description of Real Estate Investments — Financial Obligations — Grace Acquisition Financing — PIP Guaranty.”

Pursuant to the terms of the Additional Grace Mortgage Loan, we are required to make an aggregate of $20.0 million in periodic PIP reserve deposits during 2015 and 2016 to cover a portion of the estimated costs of the PIPs on the total 21 hotels collateralizing that debt. The Grace Indebtedness also requires us to deposit 4.0% of the gross revenue of the hotels into a separate account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

In connection with any future revisions to our franchise or hotel management agreements or a refinancing of the Grace Indebtedness, our franchisors may require that we make further renovations or enter into additional PIPs. In addition, upon regular inspection of our hotels our franchisors may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed.

These capital expenditures will be substantial and could adversely affect our ability to pay distributions or reduce our borrowings or use capital for other corporate purposes. Moreover, if we do not satisfy the PIP renovation requirements, the franchisor may have the right to terminate the applicable agreement and we may be in default under our indebtedness. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages, and we may also be in default under the Grace Indebtedness.

Restrictive covenants and other provisions in franchise agreements could preclude us from taking actions with respect to the sale, refinancing or rebranding of a hotel that would otherwise be in our best interest.

Our franchise agreements are long-terms agreements with general prohibitions against or prohibitive payments for early termination and generally contain restrictive covenants and other provisions that do not provide us with flexibility to sell, refinance or rebrand a hotel without the consent of the franchisor. For example, the terms of some of these agreements may restrict our ability to sell a hotel unless the purchaser is not a competitor of the franchisor, enters into a replacement franchise agreement and meets specified other conditions. In addition, our franchise agreements restrict our ability to rebrand particular hotels without the consent of the franchisor, which could result in significant operational disruptions and litigation if we do not obtain the consent. We could be forced to pay consent or termination fees to franchisors (or litigate with them) under these agreements as a condition to changing franchise brands of our hotels (or, with respect to our affiliated sub-manager, changing management), and these fees could deter us from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense. In addition, our lenders under the Grace Indebtedness generally must consent before we modify hotel management agreements or franchise agreements. Any default under a franchise agreement could also be a default under the Grace Indebtedness.

If we are found to be in breach of a ground lease or are unable to renew a ground lease, we could be materially and adversely affected.

Eight of the hotels in the Grace Portfolio are on land subject to ground leases. Accordingly, we only own a long-term leasehold or similar interest in those hotels, and we have no economic interest in the land or buildings at the expiration of the ground lease or permit and will not share in the income stream derived from the lease or permit or in any increase in value of the land associated with the underlying property.

If we are found to be in breach of a ground lease, we could lose the right to use the hotel. We could also be in breach of the Grace Indebtedness. In addition, unless we can purchase a fee interest in the underlying land and improvements or extend the terms of these leases before their expiration, as to which no assurance can be given, we will lose our right to operate these properties and our interest in the improvements upon expiration of the leases. Our ability to exercise any extension options relating to our ground leases is subject to the condition that we are not in default under the terms of the ground lease at the time that we exercise such options, and we can provide no assurances that we will be able to exercise any available options at such time. Our ability to exercise any extension option is further subject to conditions contained in Grace Indebtedness. Furthermore, we can provide no assurances that we will be able to renew any ground lease upon its expiration. If we were to lose the right to use a hotel due to a breach or non-renewal of the ground lease, we would be unable to derive income from such hotel and would be required to purchase an interest in another hotel to attempt to replace that income, which could materially and adversely affect us.”

The risk factor titled “Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders” on page 66 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We have incurred substantial indebtedness, of which $1,130.9 million outstanding as of February 27, 2015, among other things, bore interest at variable interest rates. Accordingly, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.”

The risk factor titled “Interest-only and adjustable rate indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders” on page 67 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Interest-only and adjustable rate indebtedness may increase our risk of default.

We have financed our property acquisitions using interest-only mortgage and mezzanine indebtedness and may continue to do so in the future. As of February 27, 2015, all $1,176.4 million of our mortgage and mezzanine indebtedness and $64.8 million of our other indebtedness was interest-only. During the interest-only period, which may be the full term of the loan, the amount of each scheduled payment is less than that of a traditional amortizing loan. The principal balance of the loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related loan. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the financed property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a material adverse effect on the value of an investment in our common stock.

Substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these loans.”

The following disclosure is hereby added to the beginning of the section “Risk Factors — Lodging Industry Risks” on page 58 of the Prospectus.

“Our lack of diversification in property type and hotel brands increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand that we may acquire. Following the completion of our acquisition of the Grace Portfolio, 47.5% of our hotels are franchised with Hilton Worldwide®, 36.9% with Marriott International® and 12.3% with Hyatt Hotels Corporation®, and no other brand accounts for more than 5.0% of our hotels. The risks of brand concentration include reductions in business following negative publicity relating to one of our licensed brands or arising from or after a dispute with a hotel brand company.

To the extent our assets are geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our results of operations, financial condition and ability to pay distributions.

Our board of directors reviews our properties and investments in terms of geographic and hotel brand diversification, and any failure to remain diversified could adversely affect our results of operations and increase the risk of your investment.

Adverse trends in the hotel industry may impact our properties.

Our hotels are subject to all the risks and trends common to the hotel industry. Adverse trends in the hotel industry could adversely affect hotel occupancy and the rates that can be charged for hotel rooms. The success of our properties depends largely on the property operators’ ability to adapt to dominant trends in the hotel industry. These trends include greater competitive pressures, increased consolidation, a supply of hotel rooms that exceeds demand due to industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our stockholders.”

Macroeconomic Environment

The following disclosure replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment” beginning on page 83 of the Prospectus.

“Declining Unemployment — Private sector hiring has continued to improve since the previous economic downturn, with the unemployment rate steadily declining over four percentage points since to 2009 to 5.7% as of January 2015.

Source: Federal Reserve Bank of St. Louis, as of January 2015

Low interest rates — In June 2013, the U.S. Federal Reserve reaffirmed its outlook on the economy and decided to keep the target range for the Federal Funds Rate at 0 to 0.25% and currently anticipates that exceptionally low levels for the federal funds rate are likely to be warranted at least through mid-2015. The Federal Reserve expects the economy to continue improving through 2015.

Federal Funds Rate

Source: Federal Reserve Bank of St. Louis, as of February 2015

Favorable Interest Rate Outlook: Historical Three-Month LIBOR/U.S. Ten-Year Treasury Yields

LIBOR and Treasury yields are currently very low and are projected to remain well below historical averages over the next several years.

Sources: FactSet and Bloomberg

Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence:

GDP Growth — The U.S. economy has been growing slowly with healthy growth expected.

Sources: Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

Job Growth — Monthly job growth has been positive since the fourth quarter of 2010.

Source: Federal Reserve Bank of St. Louis, as of January 2015
Note: Job growth in thousands

Recovering Existing Home Sales — The housing market continues to recover from its trough in 2008.

Source: National Association of Realtors

Note: Existing home sales in millions.

Rising Consumer Confidence:

Source: University of Michigan

Business Improvement — Corporate profit margins are still attractive. However, corporations do not yet have fully-restored confidence in the economy and do not feel they can aggressively invest in projects that will return attractive rates of return for their shareholders. This provides an opportunity for higher productivity and economic advancement moving forward.

Corporate Profits (After-Tax)

Source: Federal Reserve Bank of St. Louis

Lodging Demand: Corporate Earnings Growth as a Driver

Corporate earnings growth and white collar employment growth are both important drivers of lodging demand. Corporate earnings growth, as measured by the S&P 500 Index, is expected by FactSet to accelerate in 2015 to a rate of +12.0% from the +8.6% now estimated for 2014.

S&P 500 Earnings Growth Actuals/Estimates

Source: FactSet

Scarcity of Debt Capital — The scarcity of debt capital for real estate contributed to the lack of CMBS and CDO financing. We believe that this scarcity has caused the pricing for real estate debt to be at attractive levels.

U.S. CMBS Issuance

Source: Commercial Mortgage Alert’s “Summary of CMBS Issuance.”
Note: Dollars in billions

Limited Capital to Refinance Maturing Loans — Over the next five years, the market’s capacity to provide refinancing capital is likely to be much less than the increasing volume of maturing CRE loans. As illustrated in the chart below, we believe that the large volume of expected loan maturities over the next few years will provide unique investment opportunities for providers of debt capital. According to Trepp, LLC, over $98 billion of commercial real estate debt will mature in 2015, with approximately $410 billion of such debt scheduled to mature between 2015 and 2019.

Source: Trepp, LLC, as of September 2014
Note: Dollars in billions

Expansion of Both the Manufacturing and Non-Manufacturing Sectors

U.S. PMI Indices
65
60
55
50
45
40
35
Above 50 = expansion
Jan-09
Jun-09
Nov-09
Apr-09
Sep-10
Feb-11
Jul-11
Dec-11
May-12
Oct-12
Mar-13
Aug-13
Jan-14
Jun-14
Nov-14
ISM Manufacturing
ISM Non-Manufacturing

Source: Federal Reserve Bank of St. Louis”

Industry Overview

The following disclosure replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview” beginning on page 86 of the Prospectus.

“Growth in Travel and Lodging Expenditures

Source: U.S. Travel Association, May 5, 2014

As a result, consumer spending on hotels and motels has grown significantly as well, particularly since 2013.

According to Smith Travel Research, the lodging industry accounted for $167 billion in expenditures in 2013, or approximately 19% of total travel expenditures for 2013, and the lodging industry achieved records for most rooms available, most rooms sold and highest per room revenue, ADR and RevPAR. This trend has continued in 2014, with record occupancy rates in June, record room nights sold in September and record RevPAR growth in the third quarter of 9.2%. RevPAR forecasts for 2014 and 2015 have been revised upward to 8.2% and 7.4% respectively and forecasted demand for lodging is expected to increase by 25.8% compared to only 5.6% for supply.

Hotel demand drivers are incredibly diverse, which makes overall changes in economic health (i.e., U.S. GDP growth) one of the best metrics for gauging the health of hotel demand.

Traveler Sentiment Trending Upward

Travel industry experts generally see the vacation market trending upward in 2014 and beyond, which bodes well for hotel bookings. The TSI (Traveler Sentiment Index) — an aggregate measurement of Americans’ attitudes toward travel — rose sharply in 2014 and, for the first time since its inception, exceeded the benchmark index measurement from March 2007.

Source: MMGY Global/Mintel

Real U.S. GDP Growth vs. Hotel Demand

10.0%
5.0%
0.0%
-5.0%
-10.0%
Jan-03
Jan-04
Jan-05
Jan-06
Jan-07
Jan-08
Jan-09
Jan-10
Jan-11
Jan-12
Jan-13
Jan-14
GDP Growth
Hotel Demand

Sources: Federal Reserve Bank of St. Louis, U.S. Department of Commerce, and Smith Travel Research, as of April 2014

RevPAR Growth & U.S. GDP Growth

Growth in RevPAR has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types, and therefore rental rates on lodging properties can be determined on virtually a daily basis. As a result, lodging industry fundamentals tend to decline and also recover sharply and more quickly than other property types as economies enter, and exit, recessionary periods, respectively.

Source: PKF Hospitality Research, LLC; Smith Travel Research; Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

Historical Occupancy Growth & Rate Growth

After over four years since the end of the economic recession, both occupancy and ADR have recovered close to the level reached in mid-2005, signaling strong hospitality fundamentals. The current cycle is shaping up like prior cycles in that, historically, rate growth has become the dominant contributor to RevPAR growth after 2.0 to 2.5 years from the trough of the cycle.

20.0%
15.0%
10.0%
5.0%
0.0%
(5.0%)
(10.0%)
(15.0%)
(20.0%)
(25.0%)
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Occupancy Growth
Rate Growth

Source: Smith Travel Research, as April 2014

Lodging Industry in the Midst of Extended Recovery Cycle

Over the past three economic cycles, cumulative GDP growth for the 19 quarters following the trough has ranged from 27% – 40%. At the current cycle’s 19-quarter mark, cumulative GDP stands at 19%, which indicates a slower growing economy but also one with considerable upside going forward.

Source: Bloomberg

ADR Growth > Occupancy Growth

Occupancy at luxury, upper upscale, upscale and upper midscale hotels have surpassed each segment’s 15-year average, as well as the peak annual, occupancy achieved by each segment during the 2006 to 2007 period. Strong demand is expected to help lift ADR levels at hotels in the higher-priced chain scale segments moving forward.

6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
1.8%
5.6%
1.5%
4.3%
1.2%
4.1%
1.2%
2.9%
1.8%
2.3%
1.5%
3.3%
Luxury
Upper Upscale
Upscale
Upper Midscale
Midscale
Economy
Occupancy
ADR

Source: PKF Hospitality Research, LLC, Percent Change Annual 2013

Accelerating Group Demand

Group business, which has recovered at a considerably slower pace relative to transient demand since the financial crisis, began to close the gap with transient in RevPAR and demand growth in 2014 and is expected to further strengthen in 2015. Solid group demand is an essential driver in allowing hotels to raise rates on transient business and is key to maximizing rate/revenue growth.

Historical RevPAR Growth by Segment

Source: Smith Travel Research

Demand Percent Change by Segment (LTM November 2014)

Source: Smith Travel Research

Group Demand Room Nights Per Month (LTM Average, November 2014)

Source: Smith Travel Research

Outperformance in Focus Chain Scales

According to PNC, Upscale, Upper Midscale and Midscale hotels, which benefited particularly well from rebounding group demand, experienced outsized gains in 2014 compared to Luxury/Upper Upscale and average RevPAR growth of 7.0% is expected in 2015.

2015E RevPAR Growth by Chain Scale

Source: Smith Travel Research; PwC

ARC Hospitality Focus Segments: Substantial Untapped Future Upside Driven by ADR

Nominal ADR is generally on par with prior peak across all chain scales. In the previous lodging cycle, peak nominal ADR surpassed prior cycle peak by 15% – 25%.

LTM Nominal ADR

	Peak (5/1/01)	Peak (9/1/08)	Difference	Current	Curr. Vs. Peak
Industry	$86	$108	25.7%	$111	2.9%
Upper Upscale	140	161	15.0%	161	(0.0)%
Upscale	100	121	20.5%	120	(0.3)%
Upper Midscale	75	90	18.3%	91	3.4%

Source: Smith Travel Research

Current Positioning of ADR as Percentage of RevPAR Growth Indicates Significant Upside Remaining in Lodging Cycle:

The relationship between ADR and RevPAR growth is an important barometer to assess points in the lodging cycle. ADR growth approaching 100% of RevPAR growth indicates a potential inflection point, as it means occupancy levels are stagnating (likely caused by slowing demand and/or accelerating supply. Upscale, Upper Midscale and Midscale ADR growth as a percentage of RevPAR averaged only 53% as of the LTM December 2014 period.

ADR as a Percentage of RevPAR Growth, LTM December 2014

Select-Service Acquisition Strategy

Our acquisition strategy is primarily focused in the select-service sub-sector of the hospitality industry. We may also focus on the full-service sub-sector. As evidenced below, there are over 5,800 select-service hotels across the United States, all operating under national brand affiliations. We intend to pursue these types of hotels as primary investment targets for our REIT.

Source: Smith Travel Research, as of January 2015

Supply & Demand Growth

The limited debt availability for new construction, coupled with the recent decline in industry and economic fundamentals are expected to limit new hotel room supply growth over the next several years. Moderate demand growth combined with limited increases in supply provide a positive backdrop for lodging fundamentals.

Source: Smith Travel Research, January 2014

Source: Smith Travel Research, PKF Hospitality Research, LLC

Few Construction Starts = Low Supply Growth

New hotel rooms under construction in the U.S. remain near historical lows, at over 40% below 2007 figures.

Note: Room numbers in thousands
Source: Smith Travel Research, PKF Hospitality Research, LLC

Increasing ADR Metrics

ADR and job growth have proven to be strongly correlated historically, and as such, the continued rebound of the job market is a positive for the U.S. lodging sector.

Source: Smith Travel Research and Federal Reserve Bank of St. Louis, as of December 2014

Expanding RevPAR Metrics — The lodging cycle is experiencing a period of robust growth, as peak to trough cumulative RevPAR growth is expected to be outsized compared to prior cycles.

'92 – '00: 39.6%
'03 – '07: 30.4%
'10 – '17: 52.3%
12.0%
9.0%
6.0%
3.0%
0.0%
-3.0%
-6.0%
-9.0%
-12.0%
-15.0%
-18.0%
* Cycle Trough in RevPAR
1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014F 2015F 2016F 2017F
Historical RevPAR Growth
Forecasted RevPAR Growth
RevPAR % CAGR 1988– 2014
GDP Growth

Sources: Smith Travel Research; PKF Hospitality Research, LLC; U.S Bureau of Economic Analysis; Federal Reserve Bank of St. Louis; Goldman Sachs Investment Management Research

Expected 2015E AFFO Growth by Sector

Lodging REIT sector outperformance is expected to continue through 2015, as reflected by 2015E AFFO growth of 17.8%, which ranks second among all REIT asset classes.

Source: SNL Financial

2015E Fundamental Drivers (Annual Percent Change)

Source: PKF Hospitality Research, LLC

Potential Value Recovery Opportunities

The hotel sector is in the midst of a recovery from the most recent economic downturn. PKF Consulting USA, LLC, or PKF, has indicated that the NCREIF NPI Hotel Appreciation Sub-Index suggests that hotel values lag behind other major property types such as office, multifamily and retail in the level of recovery. The chart below depicts the value recovery rate across the hospitality industry as compared to other real estate sectors. The data indicates that lodging sector values remain approximately 27.4% below their peak prior to the downturn, while these other sectors have nearly achieved full recovery.

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
27.4%
72.6%
81.9%
92.4%
93.9%
Hotel
Office
Multi Family
Retail

Source: PKF Hospitality Research, LLC

Growth in Industry Transaction Volume and NOI

As illustrated in the following chart, the economic downturn generated a substantial decline in lodging industry fundamentals, which suggests significant potential for improvement as the economy continues to rebound. PKF estimated that hotel unit-level net operating incomes increased at an average CAGR of 11.9% from 2010-2014. Additionally, U.S. hotel transaction volume is trending at above-average levels as unit-level NOI rises.

Annual Change in Hotel Unit — Level Net Operating Income (Actual and Forecast)

Source: PKF Hospitality Research, LLC”

Investment Objectives

The first parenthetical in the bullet point titled “Exit Strategy” under the heading “Investment Objectives” on page 82 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Management

The following disclosure replaces in its entirety the section entitled “Management — Lead Independent Director” on pages 93 – 94 of the Prospectus.

“On December 29, 2014, our board of directors appointed Stanley R. Perla, an independent director and chairman of our audit committee, as lead independent director. A lead independent director was appointed to provide an additional measure of balance, ensure the independence of our board of directors and enhance the ability of our board of directors to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on the meeting agendas of our board of directors, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of our company at external seminars, conferences, in the media and otherwise assumes such responsibilities as may be assigned to him by of our board of directors. Consistent with current practices, we will compensate Mr. Perla for acting as lead independent director as set forth below in “— Compensation of Directors.””

The following disclosure replaces in its entirety the table under the section entitled “Management —  General — Executive Officers and Directors” on page 94 of the Prospectus.

“Executive Officers and Directors

We have provided below certain information about our executive officers and directors. The primary function of our executive officer is to oversee the advisor, who will provide certain aspects of the day-to-day services for, and operations of, the Company.

Name	Age	Position(s)
Jonathan P. Mehlman	48	Chief Executive Officer and President
Edward T. Hoganson	47	Chief Financial Officer, Treasurer and Secretary
William M. Kahane	66	Executive Chairman of the Board of Directors
Abby M. Wenzel	54	Independent Director
Robert H. Burns	85	Independent Director
Stanley R. Perla	71	Lead Independent Director”

The following disclosure replaces in its entirety Mr. Kahane’s biography on pages 94 – 95 of the Prospectus under the heading “Management — General — Executive Officers and Directors.”

“William M. Kahane was appointed a director of our company in January 2014 and as executive chairman of the board in December 2014. Mr. Kahane also served as our chief executive officer and president from August 2013 to November 2014. Mr. Kahane previously served as the chief executive officer and president of the Company from August 2013 to November 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from November 2014 until December 2014. Mr. Kahane has served as an executive officer of ARCT V, the ARCT V advisor and the ARCT V property manager since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane was appointed as a director and as chairman of the board of directors of ARCT V in February 2015. Mr. Kahane has served as chief executive officer of AR Capital Acquisition Corp. since August 2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as chief operating officer, treasurer and secretary of ARC Global, the ARC Global advisor and the ARC Global property manager from October 2014 until February 2015 and was appointed executive chairman of the board of directors of ARC Global in February 2015. In March 2015, Mr. Kahane resigned as executive chairman of ARC Global but remained a member of its board of directors. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC Global II in December 2014 and previously served as the chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from October 2014 until December 2014. Mr. Kahane has served as a director of Realty Finance Trust, Inc. since November 2014 and was appointed as chairman in December 2014. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA and the ARC RCA advisor from their respective formations in July 2010 and May 2010 until March 2012, and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA and the ARC RCA advisor. Mr. Kahane has served as the president of ARC RCA and the ARC RCA advisor since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA and the ARC RCA advisor in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of ARC RCA II in December 2014 and has served as chief executive officer of ARC RCA II and the ARC RCA II advisor since November 2014. Mr. Kahane has served as the president of ARC RCA II and the ARC RCA II advisor since October 2014. Mr. Kahane served as chief operating officer and secretary of ARC RCA II and the ARC RCA II advisor from October 2014 to December 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of ARC HT III in December 2014. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012.

Mr. Kahane served as a director of ARC HT from its formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their respective formations in August 2010 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013 and served as executive chairman from December 2014 until February 2015. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of PECO II from August 2013 until January 2015. Mr. Kahane also has been the interested director of BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCS Capital Corporation, or RCAP, from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from May 2014 until February 2014. Mr. Kahane served as a director of ARCP from February 2013 to June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of ARCP’s former manager from November 2010 until March 2012.

Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman.

Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s prior experience as a director and executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our board of directors.”

The following disclosure replaces in its entirety Nicholas Radesca’s biography on pages 95 and 96 of the Prospectus under the heading “Executive Officers and Directors.”

“Edward T. Hoganson has served as the chief financial officer, treasurer and secretary of the Company, our advisor and our property manager since December 2014. Mr. Hoganson previously served as executive vice president of Crestline Hotels & Resorts, LLC, our sub-property manager, from 2007 to December 2014. Mr. Hoganson was responsible for financial oversight and new business development efforts at our sub-property manager, including management contracts for third-party owners, acquisitions and co-investments. Mr. Hoganson was also responsible for the firm’s asset management programs. Prior to serving as executive vice president for our sub-property manager, Mr. Hoganson was senior vice president of acquisitions for Sunrise Senior Living from 2004 until 2007, and earlier Mr. Hoganson led the asset management efforts for Highland Hospitality Corporation from 2003 until 2004, including during its initial public offering in 2003. Mr. Hoganson has more than 15 years of financial and hospitality industry experience. He began his career with Deloitte & Touche in 1989 and then joined Marriott International where he held various finance positions from 1993 until 1999. Mr. Hoganson earned his undergraduate degree from Yale University, his MBA in finance from the Wharton School at the University of Pennsylvania, and his Masters of Arts in International Relations from the Lauder Institute at the University of Pennsylvania. Mr. Hoganson serves as an affiliate faculty member at George Mason University, lecturing on hospitality finance.”

The biography of Mr. Schorsch on page 96 of the Prospectus under the heading “Management — General — Executive Officers and Directors” is hereby deleted in its entirety.

The biography of Ms. Perrotty on page 97 of the Prospectus under the heading “Management — General — Executive Officers and Directors” is hereby deleted in its entirety and replaced with the following disclosure.

“Robert H. Burns has served as an independent director of the Company in September 2014. Mr. Burns has also served as an independent director of ARC Global II since February 2015 and as an independent director of NYRT since October 2009. He served as an independent director of ARC HT from March 2012 until January 2015, when ARC HT closed its merger with Ventas, Inc., as an independent director of ARCT III from January 2011 to March 2012, as an independent director of ARCT V from January 2013 until September 2014 and as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China. The Company believes that Mr. Burns’ current experience as a director of ARC HT and NYRT, his prior experience as a director of ARCT, ARCT III and ARCT V and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of the board of directors.

Stanley R. Perla was appointed as an independent director of our company in January 2014 and as our lead independent director in December 2014. Mr. Perla has served as an independent director of American

Realty Capital Trust V, Inc. since April 2013. Mr. Perla has served as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla served as an independent director of ARC DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College. We believe that Mr. Perla’s extensive experience as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as an independent director of ARCT V and American Real Estate Income Fund and his over 40 years of experience in real estate, make him well qualified to serve as a member of our board of directors.”

The disclosure in the section entitled “Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” on page 100 of the Prospectus is hereby amended by inserting the following disclosure as a new paragraph below the bullet points on page 102 of the Prospectus:

“We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter.”

The table and third paragraph under the section entitled “The Advisor” on page 102 of the Prospectus is hereby replaced with the following disclosure.

“Name	Age	Position(s)
Jonathan P. Mehlman	48	Chief Executive Officer and President
Bruce D. Wardinski	53	Special Advisory Director to the Chief Executive Officer
Edward T. Hoganson	47	Chief Financial Officer, Treasurer and Secretary

The backgrounds of Messrs. Mehlman and Hoganson are described in the “Management — General — Executive Officers and Directors” section of this prospectus. The background of Mr. Wardinski is described below.”

The second and third sentences of the first paragraph under the section entitled “The Property Manager and The Sub-Property Manager” on page 104 of the Prospectus is hereby replaced with the following disclosure.

“Mr. Mehlman serves as chief executive officer and president of our property manager. Mr. Hoganson serves as chief financial officer, treasurer and secretary of our property manager.”

The third paragraph under the section entitled “The Property Manager and The Sub-Property Manager” on page 104 of the Prospectus is hereby replaced with the following disclosure.

“The members of our sub-property manager’s executive team have significant hospitality experience and have built a reputation for managing and investing in financially successful hotels. The sub-property manager has won numerous industry awards including “Hotel of the Year.” The executive team adopts a partnership approach with the hotel owners, investors and employees at each of its hotels, which it believes enables it to maximize profitability in a hospitality-driven, guest-service-focused environment. Currently, our sub-property manager manages over 45 hotels with more than 8,000 rooms in 12 states and the District of Columbia on behalf of owners that include public REITs, private developers and private investors. Our sub-property manager provides property-level accounting functions that we require, as well as underwriting and acquisition support. Moreover, our sub-property manager’s asset management group oversees asset renovations and repositionings involving extensive capital investments.”

The sixth paragraph under the section entitled “The Property Manager and The Sub-Property Manager” on page 105 of the Prospectus is hereby replaced with the following disclosure.

“James Carroll serves as the chief executive officer of our sub-property manager. Pierre Donahue acts as the general counsel of our sub-property manager. A description of the backgrounds of Messrs. Carroll and Donahue is set forth below:”

Edward Hoganson’s biography on pages 105 and 106 of the Prospectus under the heading “The Property Manager and The Sub-Property Manager” is deleted in its entirety.

The following disclosure hereby replaces in its entirety the tenth, eleventh, twelfth and thirteenth paragraphs under the section “Management — General — The Property Manager and The Sub-Property Manager” on page 106 of the Prospectus.

“The actions of our sub-property manager are overseen by its board of managers, which is comprised of Nicholas S. Schorsch, William M. Kahane and Simón Pedro Barceló Vadell. For a description of the backgrounds of Mr. Kahane, please see “Executive Officers and Directors.” A description of the background of Messrs. Schorsch and Barceló is set forth below:

Nicholas S. Schorsch has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Schorsch currently serves as chairman of the board of directors of AR Capital Acquisition Corp. since its formation in August 2014 and as a director of the general partner of American Energy Capital Partners-Energy Recovery Program, LP since its formation in October 2013. Mr. Schorsch has previously served as chief executive officer and director of various REITs and BDCs sponsored by AR Capital, LLC. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of AFRT from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University.

Simón Pedro Barceló Vadell has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Barceló is also co-president of the board of directors of Barceló Corporación Empresarial, S.A., which is a private, family owned hotel ownership and management business, among other lines of business. Mr. Barceló began working in his family’s company in 1993, after serving as a senator for Mallorca from 1989 – 1993. Mr. Barceló also has served as president of Exceltur (a lobby for tourism excellence) and a member of the board of directors of First Choice Holidays — British Touroperator. Between May 2008 and October 2010, Mr. Barceló served as president of the Spanish Family Business Institute. Mr. Barceló obtained his law degree from the University of the Balearic Islands.”

The section titled “Management — General — Dealer Manager” on page 110 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is a member firm of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for RFT, PECO II, UDF V, ARC NYCR, ARC Global II, ARC HT III, ARC RCA II, AEP, BDCA and BDCA II.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Our dealer manager is an affiliate of both our advisor and the property manager. See “Conflicts of Interest”.

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman
William E. Dwyer III	56	Chief Executive Officer
Louisa Quarto	46	President
Michael Shuckerow	43	Chief Compliance Officer
Alex MacGillivray	53	Executive Vice President and National Sales Manager
Steve Rokoszewski	38	Executive Vice President

The backgrounds of Ms. Quarto and Messrs. Weil, Dwyer, Shuckerow, MacGillivray and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009 until November 2014. He has served as the executive vice president and secretary of the PECO advisor since its formation in December 2009. Mr. Weil served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010 until November 2014, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil was an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of ARC Global from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in

October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as president, chief operating officer, treasurer and secretary of the PECO II advisor since July 2013 until October 2014. Mr. Weil served as chief executive officer and president of the general partner of AEP since its formation in October 2013 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil also served as treasurer and secretary of ARC NYCR, its advisor and property manager since April 2014 until November 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager since their respective formations in December 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC RCA II, and as president, chief operating officer, treasurer and secretary of the ARC RCA II advisor and property manager from their respective formations in April 2014 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager from their respective formations in April 2014 until November 2014. Mr. Weil has served as president, treasurer, secretary and a director of RCAP since February 2013 and as chief executive officer since September 2014. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for our dealer manager include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at

New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008, Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series and 24 licenses.

Alex MacGillivray has served as the senior vice president and national sales manager of our dealer manager since June 2009. Mr. MacGillivray was promoted to Executive Vice President in January 2010. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Steve Rokoszewski joined the dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the internal wholesalers of our dealer manager. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.”

The first sentence of the paragraph under the heading “Management — General — Transfer Agent” on page 112 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our transfer agent is owned by an entity which is under common control with the parent of our sponsor.”

The first sentence under the section entitled “Investment Decisions” on page 113 of the Prospectus is hereby replaced with the following disclosure.

“The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Jonathan P. Mehlman and Edward T. Hoganson and our advisor seeks to invest in hotel properties on our behalf that satisfy our investment objectives.”

The second paragraph under the section entitled “Certain Relationships and Related Transactions —  Advisory Agreement” on page 113 of the Prospectus is hereby replaced with the following disclosure.

“Jonathan P. Mehlman, our chief executive officer and president, is the chief executive officer and president of our advisor. Edward T. Hoganson is the chief financial officer, treasurer and secretary of our company and our advisor. For a further description of the Advisory Agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

The following disclosure hereby replaces the disclosure under “Management — Certain Relationships and Related Transactions — Additional Fees Incurred to the Dealer Manager and its Affiliates” on page 113 of the Prospectus.

“Additional Fees Incurred to the Dealer Manager and its Affiliates.  We incur fees for the following services provided by our dealer manager, its affiliates and entities under common ownership with our advisor: transfer agency services provided by an affiliate of our dealer manager; ongoing registration maintenance and transaction management services provided by an affiliate of our dealer manager; and agreements outside of our ordinary course of operations with affiliates of our dealer manager related to the Grace Acquisition. For a further description of these fees and agreements, see the section entitled “Conflicts of Interest” in this prospectus.

Personal Guarantees of the Individual Principals of the Parent of Our Sponsor.  In connection with the issuance of the Grace Preferred Equity Interests on February 27, 2015, certain individual principals of the parent of our sponsor, namely Nicholas Schorsch, William Kahane, Michael Weil and Peter Budko, were required to personally guarantee the obligation of our wholly owned subsidiaries to redeem all $447.1 million of Grace Preferred Equity Interests issued and certain limited recourse obligations, as well as provide indemnification to affiliates of the sellers of the Grace Portfolio with respect to environmental obligations. In connection with the assumption of the Assumed Grace Indebtedness, those same individuals were required to provide a supplemental guaranty of certain indemnification obligations of affiliates of the sellers of the Grace Portfolio with respect to certain limited recourse and environmental indemnities provided to the lenders under the Assumed Grace Indebtedness. For a further description of these arrangements, see “Description of Real Estate Investments — Financial Obligations — Grace Acquisition Financing.

CARP, LLC Promissory Note.  In connection with the agreement we entered into on May 22, 2014 to acquire the Grace Portfolio, we were required to pay a $50.0 million customary earnest money deposit, which was partially funded by the execution by us of a $45.0 million promissory note in favor of CARP, LLC, an entity under common ownership with our sponsor. The promissory note was executed on May 27, 2014 and scheduled to mature on May 27, 2015, with interest accruing on the principal amount at a rate of 6.0% per annum commencing on July 1, 2014. As of August 18, 2014, we had repaid the promissory note in full. During the period the promissory note was outstanding, we paid $0.2 million in interest to CARP, LLC.”

Management Compensation

The first paragraph under the section “Management Compensation” on page 114 of the Prospectus is hereby replaced with the following disclosure.

“Our advisor and its affiliates have and will receive compensation and reimbursement for services relating to this offering and our ordinary course of operations. The most significant items of compensation and reimbursement are included in the table below. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition. See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.” During the period from our inception on July 25, 2013 through September 30, 2014, the amount of compensation, fees, distributions and expense reimbursements that we paid or reimbursed to the respective affiliates of our sponsor including our advisor and our dealer manager was $21.8 million. In addition, as of September 30, 2014, $7.7 million was accrued and unpaid. The following table summarizes all such compensation, fees, distributions and expense reimbursements that we pay or reimburse to the respective affiliates of our sponsor including our advisors and our dealer manager. The table also summarizes fees to be paid to our independent directors. Unless otherwise noted, the fees to be paid and expenses to be reimbursed described in this section are paid or reimbursed to our advisor, an affiliate of our sponsor. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.””

The following disclosure is hereby replaces the section “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager” on pages 20 and 121 of the Prospectus.

“Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager	We will pay a property management fee of up to 4.0% of the monthly gross receipts from the properties to our property manager. Our property manager will in turn pay a portion of the property management fees to our sub-property manager or a third-party sub-property manager, as applicable. We will reimburse the costs and expenses incurred by any sub- property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of any sub-property manager. We will not, however, reimburse any sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.”
We also will pay to our sub-property manager an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by our sub- property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties. We may, in the future, pay similar fees to third-party sub-property managers.
For purposes of this prospectus, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

Conflicts of Interest

The four paragraphs under the heading “Conflicts of Interest — Our Sponsor and its Affiliates” beginning on page 131 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Mr. Kahane is also an officer or director of ARC RCA, ARC RCA II, ARC HT II, ARCT V, ARC DNAV, ARC NYCR, ARC Global, ARC Global II, ARC HT III and RFT, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also executive chairman of NYRT, a REIT sponsored by the parent of our sponsor that is listed on the New York Stock Exchange. Mr. Kahane is also a director of BDCA and BDCA II, which are public, non-traded business development companies sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acts as dealer manager. Mr. Kahane is also a director of the general partner of AERP, a non-traded oil and gas limited partnership sponsored by an entity under common control with our sponsor, advised by affiliates of our sponsor and for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our sub-property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our sub-property manager, our dealer manager or any of their respective affiliates.

These individuals also owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

The parent of our sponsor has entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. In addition, we have entered into agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore these agreements are related party transaction which were not negotiated at arms-length. The services agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days. The terms of the agreements outside of our ordinary course of operations that provide for additional compensation to an affiliate of our dealer manager in connection with the Grace Acquisition are described under “— Agreements with RCAP Related to the Grace Acquisition.”

Each of our dealer manager, our transfer agent and RCS Advisory are indirect subsidiaries of RCAP, a publicly traded holding company whose Class A common stock is listed on the New York Stock Exchange under the symbol “RCAP.” RCAP Holdings, LLC, or RCAP Holdings, is an entity under common control with the parent of our sponsor, and RCAP Holdings owns the only outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our sponsor. The Class B common stock has no economic rights.

Although certain of our executive officers face conflicts of interest as a result of the foregoing, the following factors tend to ameliorate the effect of the resulting potential conflicts of interest. Our fundraising, including finding investors, is handled principally by our dealer manager, with our executive officers’ participation limited to participation in sales seminars. As described below, our dealer manager, a subsidiary of RCAP, an entity under common control with the parent of our sponsor, has a team of 341 professionals, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Some of the other American Realty Capital-sponsored REITs also have sub-advisors or dedicated management teams who have the primary responsibility for investment activities of the REIT, which may mitigate some of these conflicts of interest.

Controlling interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs are owned by Nicholas S. Schorsch and William M. Kahane. See the organizational chart in this section below. These members share responsibility for overseeing key management functions, including general management, investing, asset management, financial reporting, legal and accounting activities, marketing strategy and investor relations. RCAP believes this “bench” of senior members provides depth of management and is designed with succession planning in mind. Nonetheless, the competing time commitments resulting from managing multiple development stage REITs may impact our investment activities and our executive officers’ ability to oversee these activities.”

The following disclosure hereby replaces the disclosure under “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 133 of the Prospectus.

“Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and asset management subordinated participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation in net sales proceeds;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored directly or indirectly by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation in net sales proceeds.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the purchase price of the investment, including the amount of any loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to recommend that we incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. These engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” We have entered into such agreements with affiliates of our dealer manager including in connection with the Grace Acquisition. In addition, because the fees under these agreements, similar to the other agreements described above, are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices. See “— Agreements with RCAP Related to the Grace Acquisition.””

The third sentence of the second paragraph under the section entitled “Allocation of Our Affiliates’ Time” on page 133 of the Prospectus is hereby replaced with the following disclosure.

“We believe that certain executive officers of our advisor, property manager and sub-property manager will devote a large portion of their time to us.”

The first sentence of the first paragraph under the heading “Conflicts of Interest — Affiliated Dealer Manager” on page 135 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Because our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.”

The seventh sentence of the second paragraph under the heading “Conflicts of Interest — Affiliated Dealer Manager” on page 135 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager and the other subsidiaries of RCAP, which is under common control with the parent of our sponsor, have a team of 341 professionals, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager.”

The following disclosure is added as a new subsection under the subsection entitled “Conflicts of Interest — Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates” on page 136 of the Prospectus.

“Agreements with RCAP Related to the Grace Acquisition

In connection with the Grace Acquisition, we entered into an agreement to pay $1.0 million to RCS Advisory Services, LLC, a wholly owned subsidiary of RCAP, for transaction management services in connection with the Grace Acquisition which supplement, but do not overlap with, the similar services that are provided to us in the ordinary course of our operations under the services agreement with RCS Advisory Services, LLC described above under “— Our Sponsor and its Affiliates.”

As of February 27, 2015, the date of the closing of the Grace Acquisition, we had paid $0.6 million on account of this agreement. We will pay an additional $0.1 million under this agreement, after which no further amounts will become due.

We have also entered into an agreement with the investment banking division of our dealer manager, to provide strategic and financial advice and assistance in connection with the Grace Acquisition, such as performing financial advisory and analysis services, due diligence and negotiation of the financial aspects of the acquisition. We will pay a fee equal to 0.25% of the total transaction value for these services. See “Description of Potential Real Estate Investments — Grace Acquisition” for more information about the Grace Acquisition.

As of February 27, 2015, the date of the closing of the Grace Acquisition, we had not yet paid any amounts on account of this agreement, although we expect to pay approximately $4.5 million.”

Note 6 of the chart under the heading “Conflicts of Interest — Independent Director” on page 141 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is owned by an entity which is under common control with the parent of our sponsor.”

Investment Objectives and Criteria

The first parenthetical in the bullet point titled “Exit Strategy” under the heading “Investment Objectives and Criteria — Investment Objectives” on page 144 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

The first parenthetical in the first paragraph under the heading “Investment Objectives and Criteria — Exit Strategy — Liquidity Event” on page 147 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Money Market Investments

The following disclosure hereby replaces the section “Investment Objectives and Criteria — Money Market Investments” on pages 150 – 151 of the Prospectus.

“Investments in Money Market Funds and Liquid Marketable Securities

Pending the purchase of other permitted investments, or to provide a working capital reserve described above, we may temporarily invest up to 5% of the proceeds of the equity capital raise in accounts managed by an affiliate of our advisor, National Fund Advisors, LLC, or NFA, in connection with which NFA may receive customary fees. The independent directors of our board will review the terms and conditions of any engagement of NFA, as well as the parameters of any such working capital reserve.

In addition, we may temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.”

Description of Real Estate Investments

The following disclosure hereby replaces the section “Description of Potential Real Estate Investments” beginning on page 171 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

The Barceló Portfolio

On March 21, 2014, we acquired fee simple, leasehold or joint venture interests described below, from the minority interest holder in our sub-property manager for an aggregate contract purchase price of $106.5 million, exclusive of closing costs. Deferred payments of $3.5 million are due at maturity of the BCC Note. See “— Financial Obligations — BCC Note.” The following table sets forth key operation data for the hotels in the Barceló Portfolio.

Unless otherwise noted, these hotels are owned pursuant to a fee simple interest.

Hotel	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
The Baltimore Courtyard Inner Harbor Hotel	MD	205	69.1%	72.4%	69.9%	68.5%	69.7%	$153.57	$153.45	$161.00	$172.58	$181.25	$106.07	$111.07	$112.47	$118.18	$126.36
The Courtyard Providence Downtown Hotel	RI	216	72.7%	71.5%	75.3%	78.8%	80.9%	$124.62	$126.49	$129.70	$135.80	$135.35	$90.60	$90.43	$97.68	$106.95	$109.52
The Homewood Suites by Hilton Stratford(4)	CT	135	74.6%	79.5%	78.1%	77.1%	76.5%	$122.94	$121.37	$121.18	$125.29	$122.43	$91.71	$96.46	$94.67	$96.54	$93.60
Georgia Tech Hotel & Conference Center(1)	GA	252	68.3%	69.0%	70.4%	66.8%	73.7%	$127.39	$131.13	$136.36	$137.70	$139.97	$87.00	$90.42	$95.96	$91.94	$103.14
The Hilton Garden Inn Blacksburg(2)	VA	137	58.8%	61.2%	65.8%	68.7%	69.7%	$108.01	$109.90	$115.52	$118.28	$120.97	$63.48	$67.21	$76.06	$81.30	$84.35
The Westin Virginia Beach(3)	VA	236	70.7%	75.0%	75.8%	69.9%	74.5%	$112.02	$116.53	$123.29	$130.11	$133.96	$79.20	$87.41	$93.44	$90.94	$99.80

(1)	Operating lease with a 30-year term commencing in 2003.
(2)	24.00% non-controlling joint venture interest. Hotel is subject to a ground lease.
(3)	30.53% non-controlling joint venture interest.
(4)	Serves as collateral under the Additional Grace Mortgage Loan.

Each of these hotels is managed by our sub-property manager. In addition, each of these hotels is subject to a franchise agreement with a national corporate brand, other than the Georgia Tech Hotel & Conference Center. See “Management — The Property Manager and The Sub-Property Manager” and “— Franchise Agreements” for a description of these arrangements.

In connection with the closing of the acquisition of the Barceló Portfolio, we paid our advisor $1.6 million in acquisition fees and $0.8 million in financing coordination fees.

The hotels in the Barceló Portfolio were selected for acquisition because they each meet our investment criteria relating to location, market position and hotel condition. These hotels are globally branded select-service and full-service hotels, and are located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. The hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and they are market share leaders in their respective locations. We believe that, excepting the renovation work that is being completed pursuant to the property improvement plans, or PIPs, imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. We believe all of these hotels are adequately insured.

The Grace Portfolio

On February 27, 2015, we acquired the fee simple or leasehold interests in the Grace Portfolio for a contract purchase price of $1.8 billion, exclusive of closing costs.

The Grace Portfolio includes 116 hotels located in 31 states, operating under franchise agreements under the Hilton, Marriott, Hyatt and Intercontinental Hotels Group brands and comprising a total of 13,744 rooms. For the year ended December 31, 2014, no individual hotel accounted for 5.0% or more of the Grace Portfolio’s total net operating income. The following table sets forth key operation data for the hotels in the Grace Portfolio. Unless otherwise noted to indicate that they are subject to a ground lease or serve as collateral under the Additional Grace Mortgage Loan, such hotels are owned pursuant to a fee simple interest and serve as collateral under the Assumed Grace Indebtedness.

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Courtyard Asheville	NC	78	67.0%	71.8%	73.8%	76.0%	77.2%	$97.97	$103.16	$109.37	$117.88	$126.77	$65.67	$74.03	$80.76	$89.59	$97.81
Courtyard Athens Downtown	GA	105	49.0%	47.0%	56.9%	60.0%	67.2%	$92.60	$93.75	$97.20	$101.28	$108.37	$45.34	$44.06	$55.33	$60.76	$72.87
Courtyard Bowling Green Convention Ctr	KY	93	69.1%	71.6%	73.3%	75.8%	75.3%	$89.74	$94.98	$95.55	$97.76	$98.19	$61.99	$67.98	$70.00	$74.13	$73.90
Courtyard San Diego Carlsbad(2)	CA	145	74.3%	71.6%	69.1%	68.4%	71.9%	$119.59	$120.37	$117.12	$120.61	$125.31	$88.89	$86.20	$80.90	$82.56	$90.09
Courtyard Dallas Market Center(1)	TX	184	56.2%	60.9%	63.7%	68.7%	67.7%	$102.93	$108.99	$104.45	$109.66	$114.15	$57.90	$66.34	$66.51	$75.39	$77.29
Courtyard Dalton(2)	GA	93	61.8%	67.9%	64.1%	66.6%	70.7%	$85.60	$85.03	$87.01	$90.05	$89.57	$52.90	$57.69	$55.80	$60.01	$63.31
Courtyard Chicago Elmhurst Oakbrook Area	IL	140	53.3%	61.9%	63.2%	66.1%	68.2%	$86.89	$85.32	$90.94	$94.18	$95.61	$46.32	$52.84	$57.49	$62.24	$65.20
Courtyard Gainesville	FL	81	70.1%	71.2%	78.6%	80.1%	77.5%	$98.90	$101.14	$103.24	$112.53	$121.70	$69.34	$71.97	$81.19	$90.18	$94.28
Courtyard Houston I 10 West Energy Corridor(2)	TX	176	48.8%	56.6%	59.7%	62.9%	61.9%	$107.74	$111.80	$121.52	$130.97	$134.94	$52.54	$63.22	$72.60	$82.37	$83.47
Courtyard Jacksonville Airport Northeast	FL	81	62.5%	72.6%	72.8%	77.5%	84.0%	$94.39	$89.23	$89.78	$88.59	$94.56	$59.02	$64.79	$65.35	$68.62	$79.42
Courtyard Knoxville Cedar Bluff	TN	78	70.7%	75.1%	69.0%	65.4%	62.6%	$111.44	$112.38	$117.28	$122.99	$115.19	$78.79	$84.42	$80.95	$80.48	$72.12
Courtyard Lexington South Hamburg Place	KY	90	79.3%	69.4%	79.4%	81.0%	84.0%	$110.71	$101.92	$104.43	$109.66	$115.71	$87.84	$70.72	$82.88	$88.79	$97.25
Courtyard Louisville Downtown	KY	140	70.5%	71.8%	75.4%	74.8%	76.7%	$120.70	$122.46	$124.92	$134.81	$148.83	$85.12	$87.93	$94.20	$100.81	$114.12
Courtyard Mobile(1)	AL	78	72.6%	58.5%	56.5%	63.0%	61.4%	$110.02	$96.96	$96.25	$95.98	$94.67	$79.89	$56.76	$54.40	$60.45	$58.12
Courtyard Orlando Altamonte Springs Maitland	FL	112	62.5%	66.5%	66.7%	70.3%	72.9%	$87.79	$89.01	$93.54	$100.69	$103.79	$54.85	$59.20	$62.39	$70.83	$75.61
Courtyard Sarasota Bradenton	FL	81	49.2%	62.3%	65.7%	71.0%	75.0%	$92.63	$97.22	$103.00	$101.17	$112.59	$45.54	$60.56	$67.71	$71.84	$84.45
Courtyard Tallahassee North I 10 Capital Circle	FL	93	59.1%	61.0%	59.3%	66.3%	72.5%	$103.73	$105.33	$105.42	$112.23	$116.70	$61.33	$64.24	$62.54	$74.45	$84.65
Embassy Suites Orlando International Drive Jamaican Court	FL	246	71.5%	74.9%	78.2%	79.6%	75.4%	$114.59	$111.65	$111.46	$110.19	$118.84	$81.96	$83.67	$87.15	$87.68	$89.61
Fairfield Inn & Suites Atlanta Vinings	GA	144	65.8%	61.9%	61.2%	56.5%	65.9%	$65.25	$66.97	$69.06	$78.71	$80.35	$42.92	$41.46	$42.27	$44.44	$52.93
Fairfield Inn & Suites Dallas Market Center	TX	116	59.3%	61.6%	62.3%	62.5%	70.2%	$82.58	$89.49	$90.42	$94.30	$95.58	$48.98	$55.08	$56.32	$58.91	$67.09
Hampton Inn & Suites Boynton Beach	FL	164	57.9%	70.2%	78.0%	82.4%	86.8%	$104.26	$101.39	$104.30	$109.52	$115.59	$60.34	$71.20	$81.36	$90.20	$100.39
Hampton Inn & Suites Nashville Franklin Cool Springs	TN	127	71.4%	74.9%	74.5%	75.2%	77.6%	$101.65	$109.68	$117.37	$118.60	$126.59	$72.60	$82.10	$87.40	$89.21	$98.22
Hampton Inn Dallas Addison	TX	158	56.0%	59.8%	64.6%	68.6%	74.2%	$78.14	$78.59	$75.62	$79.97	$79.80	$43.78	$46.98	$48.85	$54.90	$59.17
Hampton Inn Albany Wolf Road Airport	NY	153	68.5%	77.0%	70.0%	76.5%	77.2%	$110.79	$110.36	$116.04	$111.13	$120.23	$75.84	$84.98	$81.23	$84.99	$92.82

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hampton Inn Knoxville Airport(2)	TN	118	58.3%	68.1%	73.5%	81.1%	81.1%	$66.69	$74.32	$75.80	$72.54	$72.25	$38.90	$50.63	$55.73	$58.84	$58.60
Hampton Inn Austin North @ IH 35 & Highway 183(2)	TX	121	53.1%	61.8%	65.6%	70.8%	71.8%	$96.33	$100.89	$104.31	$106.38	$111.24	$51.14	$62.37	$68.41	$75.29	$79.84
Hampton Inn Beckley	WV	108	84.2%	83.2%	77.0%	82.4%	78.9%	$92.71	$98.04	$104.57	$116.67	$115.09	$78.07	$81.55	$80.47	$96.12	$90.78
Hampton Inn Birmingham Mountain Brook(1)	AL	129	63.7%	70.3%	69.3%	71.9%	72.1%	$91.84	$99.37	$101.41	$101.51	$106.22	$58.46	$69.84	$70.23	$72.95	$76.53
Hampton Inn Boca Raton	FL	94	61.2%	65.4%	69.1%	75.5%	76.1%	$106.45	$103.39	$109.56	$114.48	$125.69	$65.14	$67.63	$75.66	$86.48	$95.67
Hampton Inn Chattanooga Airport I 75	TN	167	78.6%	85.4%	75.2%	51.3%	50.7%	$66.59	$66.84	$71.22	$78.05	$75.42	$52.37	$57.11	$53.53	$40.06	$38.23
Hampton Inn College Station(2)	TX	133	64.1%	65.1%	64.1%	70.0%	75.9%	$94.53	$101.10	$103.73	$110.03	$118.06	$60.64	$65.85	$66.49	$77.03	$89.60
Hampton Inn Colorado Springs Central Airforce Academy	CO	125	42.7%	46.6%	44.3%	47.5%	53.1%	$81.71	$84.42	$87.36	$87.64	$90.19	$34.87	$39.34	$38.71	$41.62	$47.90
Hampton Inn Columbus Airport	GA	118	59.1%	65.6%	59.5%	59.5%	55.1%	$71.46	$70.10	$68.70	$65.82	$61.25	$42.22	$45.95	$40.88	$39.17	$33.76
Hampton Inn Boca Raton Deerfield Beach	FL	106	64.4%	69.4%	74.6%	79.7%	73.7%	$98.64	$97.58	$99.82	$101.63	$111.29	$63.55	$67.69	$74.47	$80.98	$81.97
Hampton Inn Columbus Dublin	OH	123	53.4%	61.8%	65.7%	69.5%	72.7%	$83.68	$91.83	$95.24	$98.65	$100.19	$44.69	$56.74	$62.53	$68.58	$72.84
Hampton Inn East Lansing(2)	MI	86	73.9%	77.6%	79.0%	78.4%	80.0%	$98.03	$105.51	$113.94	$120.79	$122.06	$72.48	$81.84	$90.03	$94.71	$97.71
Hampton Inn Fayetteville I 95	NC	121	80.6%	84.2%	82.7%	81.3%	82.6%	$75.69	$76.50	$75.73	$75.36	$74.93	$61.05	$64.40	$62.65	$61.24	$61.87
Hampton Inn Charlotte Gastonia	NC	107	62.6%	69.8%	69.2%	72.1%	75.5%	$79.69	$84.96	$89.37	$90.87	$97.95	$49.88	$59.28	$61.89	$65.54	$73.97
Hampton Inn Baltimore Glen Burnie(1)	MD	116	67.5%	69.5%	71.8%	69.1%	73.0%	$95.18	$96.85	$99.78	$99.80	$104.19	$64.21	$67.29	$71.68	$69.01	$76.07
Hampton Inn Grand Rapids North	MI	84	65.4%	69.3%	72.9%	74.9%	78.5%	$101.86	$108.27	$113.65	$122.47	$128.60	$66.65	$75.02	$82.84	$91.77	$101.01
Hampton Inn Chicago Gurnee	IL	134	56.6%	61.2%	67.4%	70.7%	73.8%	$83.33	$87.76	$87.47	$90.46	$92.71	$47.13	$53.74	$58.95	$63.92	$68.40
Hampton Inn Indianapolis Northeast Castleton(2)	IN	128	63.3%	60.9%	65.3%	66.7%	74.3%	$77.84	$87.55	$92.90	$89.69	$95.99	$49.25	$53.36	$60.63	$59.80	$71.32
Hampton Inn Kansas City Airport	MO	120	56.7%	60.2%	61.9%	62.1%	65.0%	$99.87	$107.72	$102.39	$102.66	$109.99	$56.62	$64.84	$63.37	$63.72	$71.45
Hampton Inn Detroit Madison Heights South Troy	MI	123	67.6%	77.9%	78.8%	79.1%	81.1%	$81.32	$87.23	$89.36	$95.04	$99.98	$55.01	$67.93	$70.43	$75.19	$81.06
Hampton Inn St Louis Westport	MO	122	55.2%	59.0%	62.3%	63.0%	63.5%	$85.40	$90.06	$91.56	$95.97	$104.84	$47.15	$53.12	$57.05	$60.42	$66.54
Hampton Inn Memphis Poplar	TN	124	72.3%	75.1%	75.7%	76.8%	77.4%	$92.83	$91.36	$95.97	$100.76	$109.97	$67.13	$68.61	$72.63	$77.37	$85.17
Hampton Inn Milford(2)	CT	148	55.4%	62.8%	66.6%	65.3%	67.8%	$81.57	$83.59	$81.85	$83.86	$81.96	$45.17	$52.53	$54.54	$54.79	$55.57
Hampton Inn Morgantown	WV	107	70.6%	75.5%	76.0%	72.1%	76.1%	$101.42	$103.89	$110.11	$114.62	$120.55	$71.63	$78.41	$83.63	$82.64	$91.71
Hampton Inn Chicago Naperville(2)	IL	128	49.3%	56.9%	59.2%	64.0%	66.3%	$86.41	$99.28	$101.24	$98.42	$101.96	$42.64	$56.46	$59.90	$62.99	$67.58
Hampton Inn Norfolk Naval Base(1)	VA	117	71.2%	63.7%	69.1%	60.5%	58.9%	$95.06	$90.08	$84.72	$87.09	$92.02	$67.70	$57.38	$58.54	$52.72	$54.16
Hampton Inn Charleston Airport Coliseum	SC	124	61.1%	64.9%	64.8%	73.4%	75.1%	$86.66	$87.78	$83.96	$83.16	$90.42	$52.92	$56.93	$54.37	$61.05	$67.91

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Hampton Inn Detroit Northville	MI	124	57.2%	59.7%	61.2%	63.1%	62.7%	$82.39	$87.32	$91.16	$97.56	$102.51	$47.16	$52.10	$55.78	$61.53	$64.28
Hampton Inn Orlando International Drive Convention Center(2)	FL	170	67.5%	72.4%	71.0%	79.3%	82.3%	$87.92	$85.31	$87.42	$82.89	$90.14	$59.33	$61.73	$62.09	$65.72	$74.19
Hampton Inn Kansas City Overland Park	KS	134	50.7%	50.5%	57.2%	59.4%	70.1%	$89.90	$96.06	$97.96	$96.96	$101.23	$45.60	$48.51	$56.03	$57.57	$70.94
Hampton Inn Palm Beach Gardens	FL	116	65.3%	71.6%	77.4%	81.1%	81.2%	$99.18	$100.92	$105.01	$108.91	$119.74	$64.75	$72.24	$81.24	$88.34	$97.19
Hampton Inn Boston Peabody	MA	120	61.6%	62.7%	64.0%	68.1%	68.4%	$95.90	$104.32	$113.79	$113.34	$124.77	$59.10	$65.44	$72.82	$77.14	$85.39
Hampton Inn Pickwick Dam @ Shiloh Falls	TN	50	61.8%	63.9%	59.4%	61.6%	58.6%	$92.46	$98.68	$99.12	$99.63	$105.27	$57.10	$63.01	$58.90	$61.33	$61.68
Hampton Inn Scranton @ Montage Mountain	PA	129	67.3%	76.1%	71.9%	70.9%	69.2%	$94.65	$99.67	$107.00	$109.54	$110.71	$63.67	$75.85	$76.88	$77.62	$76.59
Hampton Inn State College	PA	119	67.8%	71.2%	66.3%	60.5%	66.4%	$103.49	$107.34	$107.33	$112.89	$112.78	$70.17	$76.40	$71.19	$68.33	$74.88
Hampton Inn Champaign Urbana(2)	IL	130	66.9%	59.8%	68.5%	65.9%	71.0%	$103.11	$111.68	$121.82	$132.80	$127.43	$69.00	$66.83	$83.40	$87.47	$90.47
Hampton Inn Columbia I 26 Airport	SC	120	61.6%	64.0%	59.7%	65.6%	69.1%	$79.53	$80.43	$83.87	$81.66	$80.66	$48.97	$51.46	$50.05	$53.61	$55.72
Hampton Inn West Palm Beach Florida Turnpike	FL	110	58.2%	66.8%	75.3%	78.2%	73.8%	$101.59	$99.24	$103.03	$109.09	$118.41	$59.17	$66.24	$77.55	$85.31	$87.36
Hampton Inn Cleveland Westlake	OH	122	65.4%	64.7%	72.5%	73.9%	75.5%	$88.83	$95.11	$99.23	$103.73	$107.76	$58.05	$61.56	$71.91	$76.67	$81.31
Hilton Garden Inn Louisville East(2)	KY	112	63.2%	66.3%	68.5%	69.8%	74.1%	$97.67	$98.54	$103.06	$111.34	$118.29	$61.70	$65.30	$70.59	$77.71	$87.61
Hilton Garden Inn Albuquerque North Rio Rancho(2)	NM	129	69.9%	64.6%	62.4%	65.7%	67.9%	$88.17	$89.66	$85.21	$87.06	$87.70	$61.60	$57.96	$53.19	$57.17	$59.56
Hilton Garden Inn Austin Round Rock	TX	122	63.4%	62.5%	65.5%	70.1%	72.0%	$96.75	$97.96	$98.70	$100.10	$102.86	$61.32	$61.22	$64.62	$70.19	$74.02
Holiday Inn Express & Suites Kendall East Miami	FL	66	65.8%	73.2%	72.8%	80.5%	83.4%	$109.85	$110.45	$118.97	$118.20	$123.33	$72.30	$80.80	$86.56	$95.16	$102.92
Holiday Inn Charleston Mount Pleasant	SC	158	57.7%	60.1%	60.5%	59.3%	53.8%	$97.79	$101.36	$100.77	$99.26	$109.38	$56.39	$60.93	$61.00	$58.84	$58.80
Homewood Suites Augusta(2)	GA	65	80.1%	78.7%	79.2%	78.2%	82.2%	$108.90	$113.06	$113.73	$116.45	$121.93	$87.20	$89.03	$90.13	$91.01	$100.25
Homewood Suites Chicago Downtown	IL	233	80.3%	82.8%	84.9%	83.1%	83.9%	$158.05	$167.18	$172.38	$177.79	$185.11	$126.99	$138.48	$146.43	$147.80	$155.35
Homewood Suites Memphis Germantown	TN	92	78.1%	74.7%	77.7%	79.9%	86.4%	$93.09	$97.23	$98.56	$101.34	$107.12	$72.73	$72.58	$76.58	$80.92	$92.54
Homewood Suites Orlando International Drive Convention Center(2)	FL	252	70.9%	78.4%	76.8%	79.9%	72.5%	$100.93	$96.14	$101.09	$101.22	$107.63	$71.54	$75.37	$77.65	$80.88	$77.99
Homewood Suites Boston Peabody	MA	85	73.0%	77.4%	76.4%	75.9%	76.1%	$103.34	$111.00	$118.77	$121.21	$129.36	$75.47	$85.88	$90.72	$91.99	$98.39
Homewood Suites Phoenix Biltmore(1)	AZ	124	64.6%	71.2%	73.0%	77.2%	78.7%	$114.65	$113.10	$114.81	$113.46	$123.44	$74.05	$80.57	$83.79	$87.57	$97.12
Homewood Suites San Antonio Northwest	TX	123	75.6%	74.1%	79.3%	81.1%	80.4%	$108.86	$105.61	$105.23	$107.58	$110.71	$82.32	$78.23	$83.47	$87.29	$89.02

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Homewood Suites Seattle Downtown(2)	WA	161	78.1%	84.6%	85.7%	84.3%	86.8%	$140.17	$143.66	$149.61	$153.56	$172.74	$109.42	$121.47	$128.18	$129.45	$149.87
Homewood Suites Hartford Windsor Locks	CT	132	75.8%	74.7%	70.1%	71.0%	75.9%	$114.03	$112.43	$114.31	$114.42	$114.20	$86.46	$84.00	$80.11	$81.29	$86.70
Hyatt Place Albuquerque Uptown	NM	126	77.2%	80.8%	84.1%	78.1%	80.6%	$98.49	$98.02	$96.47	$100.00	$102.77	$76.07	$79.15	$81.17	$78.10	$82.81
Hyatt Place Baltimore Washington Airport	MD	127	84.8%	84.9%	82.6%	76.7%	78.2%	$87.28	$88.35	$94.77	$96.39	$101.14	$74.03	$75.04	$78.29	$73.96	$79.08
Hyatt Place Baton Rouge I 10	LA	126	66.7%	71.0%	72.5%	66.2%	74.7%	$99.39	$95.35	$95.90	$95.81	$91.38	$66.25	$67.66	$69.52	$63.42	$68.29
Hyatt Place Birmingham Hoover	AL	126	63.8%	66.6%	68.4%	64.7%	67.0%	$87.62	$84.64	$82.93	$86.87	$88.76	$55.92	$56.34	$56.73	$56.23	$59.44
Hyatt Place Cincinnati Blue Ash	OH	125	56.8%	62.5%	60.0%	62.5%	64.9%	$82.35	$81.80	$88.71	$90.00	$92.42	$46.74	$51.13	$53.26	$56.21	$59.96
Hyatt Place Columbus Worthington	OH	124	62.0%	64.8%	69.4%	69.7%	66.0%	$88.49	$91.70	$92.57	$96.31	$105.47	$54.82	$59.40	$64.24	$67.15	$69.57
Hyatt Place Nashville Franklin Cool Springs	TN	126	62.8%	68.1%	72.7%	72.8%	79.5%	$105.80	$105.13	$106.04	$105.70	$110.06	$66.49	$71.57	$77.07	$76.94	$87.50
Hyatt Place Indianapolis Keystone	IN	124	54.6%	67.3%	69.6%	67.8%	69.7%	$100.45	$92.51	$105.84	$107.38	$114.26	$54.88	$62.30	$73.66	$72.83	$79.59
Hyatt Place Las Vegas	NV	202	70.7%	75.3%	78.2%	76.6%	81.2%	$84.66	$85.76	$86.28	$85.37	$88.66	$59.87	$64.59	$67.47	$65.42	$72.03
Hyatt Place Memphis Wolfchase Galleria	TN	126	62.9%	59.7%	70.4%	70.6%	77.2%	$98.27	$94.34	$89.78	$95.63	$98.85	$61.80	$56.31	$63.20	$67.48	$76.33
Hyatt Place Miami Airport West Doral	FL	124	80.3%	84.5%	82.9%	85.9%	83.4%	$88.76	$91.42	$105.74	$110.56	$118.39	$71.26	$77.28	$87.61	$94.92	$98.78
Hyatt Place Minneapolis Airport South	MN	126	73.2%	77.6%	78.6%	79.2%	82.5%	$88.99	$98.08	$100.76	$101.00	$107.49	$65.13	$76.06	$79.15	$80.00	$88.69
Hyatt Place Kansas City Overland Park Metcalf	KS	124	57.1%	67.8%	68.5%	65.1%	68.3%	$84.86	$80.15	$87.60	$91.38	$95.97	$48.48	$54.34	$59.98	$59.46	$65.52
Hyatt Place Richmond Innsbrook	VA	124	44.9%	53.8%	56.9%	64.2%	66.2%	$87.04	$85.22	$85.13	$89.35	$94.37	$39.08	$45.84	$48.42	$57.41	$62.49
Hyatt Place Tampa Airport Westshore	FL	124	76.2%	76.6%	83.0%	86.7%	85.1%	$89.54	$96.06	$101.72	$98.84	$110.75	$68.20	$73.55	$84.42	$85.65	$94.28
Residence Inn Boise Downtown	ID	104	69.0%	74.6%	81.3%	81.6%	82.2%	$84.23	$86.08	$90.46	$94.93	$104.38	$58.13	$64.19	$73.50	$77.45	$85.75
Residence Inn Chattanooga Downtown	TN	76	88.1%	87.7%	77.3%	72.7%	78.0%	$108.84	$116.62	$125.74	$123.77	$119.31	$95.86	$102.23	$97.20	$90.02	$93.08
Residence Inn Fort Myers	FL	78	60.0%	62.8%	67.4%	70.4%	74.5%	$101.11	$105.00	$107.20	$106.35	$115.50	$60.68	$65.91	$72.21	$74.90	$86.00
Residence Inn Jacksonville Airport(2)	FL	78	69.9%	76.5%	75.4%	78.5%	81.7%	$88.05	$89.68	$87.23	$87.42	$94.61	$61.57	$68.64	$65.80	$68.58	$77.26
Residence Inn Knoxville Cedar Bluff	TN	78	73.8%	82.8%	78.2%	77.2%	81.6%	$96.69	$106.74	$109.45	$105.22	$102.17	$71.35	$88.36	$85.54	$81.26	$83.32
Residence Inn Lexington South Hamburg Place	KY	91	81.3%	80.3%	79.9%	79.2%	83.1%	$112.87	$101.79	$101.21	$104.63	$107.75	$91.81	$81.78	$80.87	$82.84	$89.56
Residence Inn Los Angeles Airport El Segundo	CA	150	87.0%	88.5%	87.6%	88.6%	88.5%	$127.50	$128.81	$135.00	$143.18	$152.35	$110.96	$114.03	$118.28	$126.84	$134.88

Hotel Name	Location	# of Rooms	Average Occupancy Rate					ADR					RevPAR
			2010	2011	2012	2013	2014	2010	2011	2012	2013	2014	2010	2011	2012	2013	2014
Residence Inn Macon	GA	78	77.5%	76.5%	74.0%	67.8%	70.7%	$89.36	$93.35	$89.20	$90.17	$92.65	$69.29	$71.45	$66.03	$61.11	$65.53
Residence Inn Mobile(1)	AL	66	80.3%	75.9%	80.0%	77.6%	79.8%	$113.43	$105.36	$106.73	$107.00	$103.86	$91.03	$79.99	$85.43	$83.07	$82.86
Residence Inn Portland Downtown Lloyd Center	OR	168	78.6%	76.6%	73.7%	87.5%	87.3%	$106.69	$117.64	$127.53	$134.85	$146.12	$83.85	$90.08	$93.98	$117.94	$127.60
Residence Inn Tampa Sabal Park Brandon	FL	102	66.8%	75.3%	66.5%	78.2%	81.0%	$83.66	$85.53	$96.99	$98.26	$104.88	$55.87	$64.39	$64.46	$76.81	$84.97
Residence Inn San Diego Rancho Bernardo Scripps Poway	CA	95	83.8%	77.3%	88.1%	87.1%	86.3%	$127.31	$128.94	$136.98	$145.04	$151.12	$106.69	$99.65	$120.63	$126.35	$130.48
Residence Inn Sarasota Bradenton	FL	78	63.0%	71.2%	76.9%	80.2%	86.0%	$96.37	$100.73	$106.81	$107.78	$118.29	$60.74	$71.72	$82.17	$86.48	$101.69
Residence Inn Savannah Midtown	GA	66	67.4%	74.5%	77.3%	85.8%	87.7%	$95.93	$104.61	$106.36	$107.51	$110.24	$64.69	$77.90	$82.18	$92.24	$96.63
Residence Inn Tallahassee North I 10 Capital Circle	FL	78	74.1%	73.0%	73.7%	76.8%	76.1%	$99.24	$108.36	$105.63	$107.01	$119.98	$73.55	$79.14	$77.87	$82.15	$91.29
Residence Inn Tampa North I 75 Fletcher	FL	78	61.1%	82.6%	87.6%	82.0%	87.4%	$89.17	$87.57	$93.96	$97.90	$100.88	$54.50	$72.31	$82.33	$80.27	$88.13
Springhill Suites Asheville(2)	NC	88	71.9%	72.9%	72.7%	75.0%	74.5%	$89.30	$97.64	$106.78	$112.58	$120.06	$64.22	$71.18	$77.62	$84.42	$89.42
Springhill Suites Grand Rapids North	MI	76	65.1%	70.5%	71.8%	72.8%	74.4%	$97.12	$101.60	$109.80	$118.21	$123.80	$63.24	$71.61	$78.80	$86.07	$92.10
Springhill Suites Houston Hobby Airport	TX	122	47.8%	55.9%	66.5%	73.0%	74.1%	$83.65	$78.68	$84.74	$92.45	$99.68	$39.98	$44.01	$56.34	$67.45	$73.90
Springhill Suites Lexington Near The University Of Kentucky	KY	108	73.3%	71.2%	67.6%	77.5%	81.7%	$106.05	$99.40	$97.91	$100.24	$109.62	$77.73	$70.73	$66.15	$77.65	$89.52
Springhill Suites Austin Round Rock	TX	104	59.5%	64.1%	61.2%	63.9%	65.1%	$86.65	$85.65	$88.76	$91.68	$99.22	$51.55	$54.89	$54.32	$58.59	$64.59
Springhill Suites San Antonio Medical Ctr Crossroads(1)	TX	112	55.2%	53.9%	65.4%	65.6%	69.7%	$80.68	$81.32	$80.47	$84.04	$88.22	$44.55	$43.87	$52.63	$55.12	$61.47
Springhill Suites San Diego Rancho Bernardo Scripps Poway	CA	137	65.3%	63.3%	74.6%	76.5%	80.5%	$105.97	$105.33	$112.07	$117.35	$118.80	$69.18	$66.70	$83.63	$89.74	$95.60
TownePlace Suites Savannah Midtown(2)	GA	94	63.7%	70.8%	67.1%	72.0%	83.2%	$62.31	$65.75	$68.77	$76.11	$79.16	$39.69	$46.56	$46.15	$54.81	$65.87

(1)	Subject to a ground lease. These ground leases generally have a remaining term of at least 15 years and generally include customary rights of renewal.
(2)	Serves as collateral under the Additional Grace Mortgage Loan.

The hotels in the Grace Portfolio were selected for acquisition because they generally meet our investment criteria relating to location, market position and hotel condition. The hotels are globally branded select-service, extended-stay and full-service hotels, and are predominantly located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Most of the hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and many are market-share leaders in their respective locations. We believe that, excepting the renovation work that will be required pursuant to the PIPs imposed by the franchisors with respect to the hotels, each hotel is currently well maintained, with minimum deferred maintenance or renovation required. See “Risk Factors — To comply with brand standards under our franchise agreements, we are required to make capital expenditures, which will be substantial, pursuant to property improvement plans, and we are required to make regular deposits to partially reserve for the amounts under the Grace Indebtedness.” We believe all of these hotels are adequately insured.

In connection with the closing of the acquisition of the Grace Portfolio, we will pay our advisor $27.1 million in acquisition fees and $11.8 million in financing coordination fees. We will also pay additional fees to affiliates of our advisor related to the completion of the transaction. See “See “Conflicts of Interest — Agreements with RCAP Related to the Grace Acquisition.”

For each hotel in the Grace Portfolio, we, directly or indirectly through our taxable REIT subsidiaries, have retained a wholly owned subsidiary of our property manager, which has in turn retained either our affiliated sub-property manager or a third-party sub-property manager to be responsible for managing each of the hotel properties in the Grace Portfolio.

As of February 27, 2015, 34 of the hotels in the Grace Portfolio are managed by our affiliated sub-property manager and 82 of the hotels in the Grace Portfolio are managed by third-party sub-property managers. The hotel management agreements with the third-party sub-property managers generally have an initial term of approximately five years, renewable at our option for one-year terms, and are generally terminable by us subject to 90 days’ notice. The hotel management agreements with our affiliated sub-property manager have a 20-year term, automatically renewable for three five-year terms unless either party provides advance notice of non-renewal, and are generally only terminable by us prior to expiration for cause, including performance-related reasons. Although the lender with respect to the Assumed Grace Indebtedness generally must consent before we terminate, cancel, materially modify, renew or extend any of the hotel management agreements, for a period of two years following the completion of the acquisition of the Portfolio, or February 27, 2017, we may replace any third-party sub-property manager with our affiliated sub-property manager without consent of the lender if certain other conditions have been satisfied. With respect to the Additional Grace Mortgage Loan, we have right to replace a manager as long as no event of default has occurred and we replace the manager with a qualified manager, which includes our affiliated sub-property manager.

For their services under these hotel management agreements, our property manager and either our affiliated sub-property manager or a third-party sub-property manager share a base management fee and are also, in some cases, eligible to receive an incentive management fee if hotel operating profit exceeds certain thresholds. See “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager.” Each of these hotels is also subject to a franchise agreement with a national corporate brand. See “— Franchise Agreements.”

Franchise Agreements

All but one of our hotels operate under a franchise or license agreement with a national brand that is separate from the agreement with our sub-property manager or a third-party sub-property manager pursuant to which the operations of the hotel are managed. Our franchise agreements grant us the right to the use of the brand name, systems and marks with respect to specified hotels and establish various management, operational, record-keeping, accounting, reporting and marketing standards and procedures with which the licensed hotel must comply. In addition, the franchisor establishes requirements for the quality and condition of the hotel and its furniture, fixtures and equipment, and we are obligated to expend such funds as may be required to maintain the hotel in compliance with those requirements.

Typically, our franchise agreements provide for a license fee, or royalty, of 5% to 6% of gross room revenues. In addition, we generally pay 3.7% to 5.2% of gross room revenues as program or reservation fees for the system-wide benefit of brand hotels.

Our typical franchise agreement provides for a term of 15 to 20 years, although some have shorter terms. The agreements typically provide no renewal or extension rights and are not assignable. If we breach one of these agreements, in addition to losing the right to use the brand name for the applicable hotel, we may be liable, under certain circumstances, for liquidated damages.

Financial Obligations

MD/RI Loan

On March 21, 2014, we, through indirect wholly owned subsidiaries of our operating partnership, obtained a loan, or the MD/RI Loan, from German American Capital Corporation, or the Lender, in the amount of $45.5 million, secured by mortgages on the Courtyard Baltimore and the Courtyard Providence. The MD/RI Loan provides for monthly interest payments only with all principal outstanding being due on the maturity date, April 6, 2019. The MD/RI Loan bears interest at a stated fixed rate of 4.30% per annum.

The MD/RI Loan may not be prepaid prior to January 6, 2019, other than in respect of certain limited exceptions set forth in the loan agreement. The MD/RI Loan may be prepaid in whole without penalty or fee at any time from and after January 6, 2019. Also, the MD/RI Loan may be defeased in whole or in part from and after the earlier to occur of (i) March 21, 2017 and (ii) the second anniversary following the securitization of the MD/RI Loan upon at least 30 days prior notice to Lender provided that certain customary documentation and other requirements are met. In the event of a default, the lender has the right to exercise its remedies under the MD/RI Loan, including the right to accelerate the payment on any unpaid principal amount of the MD/RI Loan and/or foreclose on the properties.

Our operating partnership (together with AR Capital, LLC and certain individuals) has guaranteed (x) any losses that Lender may incur as a result of the occurrence of certain bad acts of the borrowers, operating lessees and/or our operating partnership, and (y) the payment of the MD/RI Loan upon the occurrence of certain other significant events, including bankruptcy and transfers in violation of the MD/RI Loan documents. Additionally, we (together with AR Capital, LLC and certain individuals) have agreed to indemnify Lender against any environmental liability Lender may incur resulting from environmental issues at the Courtyard Baltimore or the Courtyard Providence.

BCC Note

On March 21, 2014, we, through our operating partnership, executed a promissory note, or the Fee and Leasehold Assets Note, in favor of BCC, the owner of 40% of the membership interests of the Sub-Property Manager, in the amount of approximately $58.1 million. On March 21, 2014, we, through our operating partnership, executed another promissory note, or the JV Note, in favor of BCC in the amount of $5.0 million. On August 25, 2014, we, through our operating partnership, entered into a First Amendment to Promissory Notes, or the Amendment, with BCC to amend certain terms of the Fee and Leasehold Assets Note and the JV Note. Pursuant to the Amendment, our operating partnership and BCC agreed to pool the Fee and Leasehold Assets Note and the JV Note into one combined note, or the BCC Note, with an outstanding principal amount of $63.1 million.

The maturity date of the BCC Note is within ten business days after the date the Company raises $70.0 million in common equity following the closing of the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates).

The Amended Note bears interest at a fixed rate of 6.8% per annum, with interest payable monthly in arrears.

On the maturity date, an additional $3.5 million will be due to BCC on account of deferred consideration from our acquisition of the Barceló Portfolio.

Crestline Note

On March 21, 2014, we, through our operating partnership, executed another promissory note, or the Crestline Note, in favor of the Sub-Property Manager in the amount of approximately $1.78 million. The proceeds of the Crestline Note are being used to make certain improvements and upgrades to certain of our properties. The Crestline Note bears interest at a fixed rate of 4.5% per annum, with interest payable quarterly in arrears. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on March 21, 2019.

Grace Acquisition Financing

To finance the completion of the acquisition of the Grace Portfolio on February 27, 2015, we entered into a series of financing transactions described below.

•	Assumed Grace Mortgage Loan. In connection with the acquisition of the Grace Portfolio, we assumed from entities affiliated with the sellers of the Grace Portfolio, as borrowers, the obligations under a mortgage loan agreement with German American Capital Corporation in the amount of $801.1 million, secured by mortgages on 96 of the hotels (the “Assumed Grace Mortgage Loan”). The Assumed Grace Mortgage Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Assumed Grace Mortgage Loan has an interest rate of (i) for a LIBOR loan, LIBOR plus 3.11%, or the LIBOR Rate, and (ii) for a prime rate loan, the sum of the “Prime Rate” published in the Wall Street Journal plus the difference (expressed as a number of basis points) between (A) the sum of the LIBOR Rate, minus (B) the Prime Rate. As of February 27, 2015, the interest rate was 3.28%. The Grace Portfolio Mortgage Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.
•	Assumed Grace Mezzanine Loan. In connection with the acquisition of the Grace Portfolio, we assumed from an entity affiliated with the sellers of the Grace Portfolio, as borrower, the obligations under a mezzanine loan agreement with German American Capital Corporation in the amount of $102.8 million, secured by a pledge of equity in the owners of the 96 hotels collateralizing the Assumed Grace Mortgage Loan (the “Assumed Grace Mezzanine Loan” and, together with the Assumed Grace Mortgage Loan, the “Assumed Grace Indebtedness”). The Assumed Grace Mezzanine Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Assumed Grace Mezzanine Loan has an interest rate of: (i) for a LIBOR loan, LIBOR plus 4.77%, and (ii) for prime rate loans, the sum of the Prime Rate, plus the difference (expressed as a number of basis points) between (A) LIBOR plus 4.77%, minus (B) the Prime Rate. As of February 27, 2015, the interest rate was 4.94%. The Assumed Grace Mezzanine Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.
•	Assumed Grace Indebtedness Guarantee. The previous guarantors of the Assumed Grace Indebtedness (who are affiliates of the sellers of the Grace Portfolio) remained as guarantors following the closing of the acquisition of the Grace Portfolio solely with respect to certain limited recourse obligations and environmental indemnities under the Assumed Grace Indebtedness, and we and our operating partnership became additional guarantors with respect to such obligations and indemnities. In order to ensure the previous guarantors would remain in such capacity following the closing of the acquisition of the Portfolio, we also entered into a supplemental guaranty agreement with the previous guarantors, the sellers of the Grace Portfolio and the individual principals of the parent of our sponsor, including William M. Kahane, our current executive chairman. This agreement provides that we, together with our operating partnership and the individual principals of the parent of our sponsor, will be jointly and severally liable to reimburse the previous guarantors for any payments they are required to make if their guarantee is called. The supplemental guaranty agreement also provides that, if the previous guarantors have not been released, we will be required to pay a guarantee fee of $8 million per annum which will start accruing August 27, 2016, 18 months following the closing of the Grace Acquisition.
•	PIP Guaranty. In connection with the assumption of the Assumed Grace Indebtedness, we also entered into a Payment Guaranty Agreement with the lender thereunder to fund future, estimated property improvements to the 96 hotels collateralizing the Assumed Grace Indebtedness of approximately $102.0 million (the “PIP Budget”), subject to increase or decrease as budgets for such improvements are finalized. At the closing of the assumption of the Assumed Grace Indebtedness, we deposited $8.0 million into an escrow account and agreed to make additional deposits of (i) $4.0 million on April 30, 2015, (ii) $12.5 million on June 30, 2015, (iii) $25 million on December 31, 2015 and (iv) $2 million on the last day of each calendar month in the 2016 calendar year. We also guaranty the difference between the PIP Budget and the amount actually deposited into escrow.
•	Grace Preferred Equity Interests. On February 27, 2015, at the closing of the acquisition of the Grace Portfolio, to satisfy part of the contract purchase price, we issued $447.1 million in preferred equity interests (the “Grace Preferred Equity Interests”) in two newly-formed Delaware limited liability companies, each of which is an indirect subsidiary of our company and an indirect owner of the Grace Portfolio, to affiliates of the sellers of the Grace Portfolio. The holders of the Grace Preferred Equity Interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the holders of Grace Preferred Equity Interests are entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to us or our stockholders.

After the earlier to occur of either (i) the repayment of the BCC Note, together with the $3.5 million deferred payment due concurrently, or (ii) the date the gross amount of proceeds from our offering we receive after the acquisition of the Grace Portfolio and payment of all acquisition related expenses (including payments to our advisor and its affiliates) exceeds $100.0 million, we will be required to use 35% of any proceeds from our offering to redeem the Grace Preferred Equity Interests at par, up to a maximum of $350.0 million in redemptions for any 12-month period. We will also be required in certain circumstances to apply debt proceeds to redeem the Grace Preferred Equity Interests at par. As of February 27, 2018, we will be required to have redeemed 50% of the Grace Preferred Equity Interests, and we will be required to redeem 100% of the Grace Preferred Equity Interests remaining outstanding as of the earlier of (i) 90 days following the stated maturity (including extension options) under the Grace Indebtedness, and (ii) February 27, 2019. In addition, we have the right, at our option, to redeem the Grace Preferred Equity Interests, in whole or in part, at any time at par.

The holders of the Grace Preferred Equity Interests will have certain consent rights over major actions by us relating to the Grace Portfolio. If we are unable to satisfy the redemption, distribution or other requirements of the Grace Preferred Equity Interests (including if there is a default under the related guarantees provided by our company, our operating partnership and the individual principals of the parent of our sponsors), the holders of the Grace Preferred Equity Interests will have certain rights, including the ability to assume control of the operations of the Grace Portfolio through the assumption of control of the two newly-formed Delaware limited liability companies.

In connection with the issuance of the Grace Preferred Equity Interests, we, our operating partnership, and the certain individual principals of the parent of our sponsor, namely Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr. and Peter M. Budko (Mr. Schorsch, Mr. Kahane, Mr. Weil and Mr. Budko, collectively the “Guarantors”) entered into three agreements making guarantees to the sellers and their affiliates or indemnifying the sellers and their affiliates in connection with, among other things, (i) certain liabilities caused by actions of our company, the two newly-formed Delaware limited liability companies that issued the Grace Preferred Equity Interests, the Guarantors or their affiliates, (ii) the redemption obligations of the two newly-formed Delaware limited liability companies that issued the Grace Preferred Equity Interests under their limited liability company operating agreements, and (iii) certain environmental matters related to the Grace Portfolio. As guarantors under these agreements, our company, our operating partnership and the Guarantors are collectively required to maintain an aggregate net worth (without regard to the properties in the Grace Portfolio and the applicable Grace Indebtedness) of not less than $250,000,000 and aggregate liquid assets of not less than $20,000,000.

•	Additional Grace Mortgage Loan. In connection with the acquisition of the Grace Portfolio, we entered into a Loan Agreement with Ladder Capital Finance LLC and Deutsche Bank AG, New

York Branch to obtain additional mortgage financing (the “Additional Grace Mortgage Loan”) of approximately $227.0 million to fund a portion of the purchase price of the Grace Portfolio. The Additional Grace Mortgage Loan is secured by the remaining 20 hotels in the Grace Portfolio not collateralizing the Assumed Grace Indebtedness, as well as The Homewood Suites by Hilton Stratford, a hotel included in the Barceló Portfolio that was previously unencumbered. The Additional Grace Mortgage Loan matures on March 6, 2017, subject to a one-year extension right, which, if exercised, would result in an outside maturity date of March 6, 2018. The Additional Grace Mortgage Loan has an interest rate equal to the greater of (i) a floating rate of interest equal to 6.00% plus LIBOR and (ii) 6.25%. As of February 27, 2015, the interest rate was 6.25%. The Additional Grace Mortgage Loan is prepayable without prepayment penalties at any time upon at least 30 days prior notice. Under the Additional Grace Mortgage Loan, we also agreed to deposit the following amounts into an escrow account with the lender for future property improvements under PIPs at the collateralized hotels: (i) $5.0 million on March 31, 2015, (ii) $2.5 million on June 30, 2015, (iii) $2.5 million on September 30, 2015, (iv) $5.0 million on December 31, 2015, (v) $2.5 million on March 31, 2016, and (vi) $2.5 million on June 30, 2016.”

Prior Performance Summary

The following disclosure hereby replaces in its entirety the section “Prior Performance Summary” contained on pages 175 – 186 of the Prospectus.

“PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.” in this prospectus. We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2013 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2013, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2013, affiliates of our advisor have sponsored 15 public programs, all of which had raised funds as of December 31, 2013. From August 2007 (inception of the first public program) to December 31, 2013, our public programs, which include our company, ARCT, ARCT III, ARCT IV, PECO, ARC-HT, ARCT V, NYRT, DNAV, ARCG, ARCP, ARC RCA, RFT, ARC HT II, PECO II and ARC Global had raised $14.0 billion from 238,250 investors in public offerings. The public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington D.C. and the Commonwealth of Puerto Rico and the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	2.1%
Alaska	0.0%
Arizona	1.4%
Arkansas	1.0%
California	5.1%
Colorado	1.8%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Florida	4.5%
Georgia	5.3%
Idaho	0.3%
Illinois	6.0%
Indiana	3.4%
Iowa	0.9%
Kansas	1.4%
Kentucky	1.5%
Louisiana	1.1%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.2%
Michigan	2.7%
Minnesota	1.1%
Mississippi	1.4%
Missouri	2.6%
Montana	0.1%
Nebraska	0.6%
Nevada	0.7%
New Hampshire	0.3%
New Jersey	2.2%
New Mexico	0.5%
New York	15.1%
North Carolina	3.1%
North Dakota	0.3%
Ohio	4.0%
Oklahoma	0.9%
Oregon	0.9%
Pennsylvania	4.5%
Commonwealth of Puerto Rico	0.4%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.7%
Texas	8.6%
United Kingdom	0.4%

State/Possession/Country	Purchase Price %
Utah	0.5%
Vermont	0.1%
Virginia	1.9%
Washington	0.8%
West Virginia	0.4%
Wisconsin	2.0%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Retail	1.2%
Auto Services	0.6%
Casual Dining	4.1%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	5.6%
Contract Research	0.1%
Discount Retail	5.0%
Distribution	0.3%
Diversified Industrial	0.7%
Education	0.0%
Family Dining	2.3%
Financial Services	2.4%
Fitness	0.1%
Food Storage	0.0%
Foot Apparel	0.1%
Freight	5.1%
Gas/Convenience	1.4%
Government Services	1.7%
Haircare Services	0.0%
Healthcare	13.1%
Heavy Equipment	0.1%
Home Maintenance	1.8%
Hotel	0.8%
Information and communications	0.1%
Insurance	3.1%
Jewelry	0.4%
Manufacturing	0.7%
Marine Products	0.0%
Media	0.2%
Medical Office	0.1%
Motor Cycle	0.1%

Industry	Purchase Price %
Office	10.0%
Oil/Gas	0.3%
Packaging	0.1%
Parking	0.0%
Pharmacy	6.7%
Printing Services	0.0%
Professional Services	0.4%
Publishing	0.1%
Quick Service Restaurant	7.1%
Refrigerated Warehousing	1.0%
Residential	0.2%
Restaurant	1.0%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.2%
Retail	8.7%
Retail – Department Stores	1.0%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.1%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.1%
Retail Banking	4.9%
Specialty Retail	2.0%
Storage Facility	0.0%
Supermarket	1.7%
Technology	0.8%
Telecommunications	0.4%
Transportation	0.0%
Travel Centers	0.1%
Utilities	0.1%
100.0%

The purchased properties were 24.3% new and 75.7% used, based on purchase price. As of December 31, 2013, two of the purchased properties were under construction. As of December 31, 2013, three properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange, or NYSE, NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of December 31, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of December 31, 2014, NYRT had total real estate-related assets of $2.5 billion, comprised of 24 properties and real estate-related assets. As of September 30, 2014, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.6 million for acquisition costs related to its portfolio of properties. On March 23, 2015, the closing price per share of NYRT was $10.44.

Phillips Edison Grocery Center REIT, Inc.

Phillips Edison Grocery Center REIT, Inc., or PECO, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO was incorporated as Phillips Edison — ARC Shopping Center REIT Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO filed its registration statement with the SEC, which became effective on August 12, 2010. PECO invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. PECO’s initial public offering closed in February 2014. On December 3, 2014, PECO and American Realty Capital II Advisors, LLC, which is wholly owned by AR Capital, LLC, terminated their advisory agreement, effective immediately. Such termination was “without cause.” As of December 31, 2014, PECO had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 182.1 million shares of common stock in its public offering and $83.2 million from its distribution reinvestment program. As of December 31, 2014 PECO had acquired 137 properties and had total real estate investments at cost of $2.1 billion. As of September 30, 2014, PECO had incurred, cumulatively to that date, $186.6 million in offering costs for the sale of its common stock and $38.5 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on The NASDAQ Global Select Market, or NASDAQ, ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. On June 1, 2014, HCT entered into an Agreement and Plan of Merger with Ventas, Inc., a Delaware corporation and its subsidiary. The merger was approved by both companies’ boards of directors and was subsequently approved by ARC HT’s stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged into a subsidiary of Ventas, Inc. and trading of ARC HT’s shares was suspended at market close on that date. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. ARC RCA’s initial public offering closed in September 2014. As of December 31, 2014, ARC RCA had received aggregate gross proceeds of $938.7 million, which includes the sale of 92.8 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC RCA owned 20 properties with an aggregate purchase price of $721.3 million. As of September 30, 2014, ARC RCA had incurred, cumulatively to that date, $93.2 million in offering costs for the sale of its common stock and $7.2 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011. As of December 31, 2014, ARC DNAV had received aggregate gross proceeds of $24.7 million, which includes the sale of 2.5 million shares in its public offering and $1.1 million from its distribution reinvestment plan. As of December 31, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of September 30, 2014, ARC DNAV had incurred, cumulatively to that date, $7.3 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. ARC DNAV’s initial public offering closed in February 2015.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an agreement and plan of merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the agreement and plan of merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by the independent members of both companies’ boards of directors and ARCT IV’s stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. ARC Global’s initial public offering closed in June 2014. As of December 31, 2014, ARC Global had received aggregate gross proceeds of $1.8 billion which includes the sale of 173.2 million shares in its public offering and $46.2 million from its distribution reinvestment plan. As of December 31, 2014, ARC Global owned 295 properties with an aggregate base purchase price of $2.4 billion. As of September 30, 2014, ARC Global had incurred, cumulatively to that date, $188.7 million in offering costs for the sale of its common stock and $61.9 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion, which included the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by ARCT IV’s stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of December 31, 2014, ARC HT II received aggregate gross proceeds of $2.1 billion, which includes the sale of 81.9 million shares in its public offering and $42.9 million from its distribution reinvestment plan. As of December 31, 2014, ARC HT II owned 118 properties with an aggregate purchase price of $1.6 billion. As of September 30, 2014, ARC HT II had incurred, cumulatively to that date, $229.1 million in offering costs for the sale of its common stock and $21.6 million for acquisition costs related to its portfolio of properties. ARC HT II’s initial public offering closed in November 2014.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of December 31, 2014, RFT received aggregate gross proceeds of $385.5 million, which includes the sale of 15.5 million shares in its public offering and $6.3 million from its distribution reinvestment plan. As of December 31, 2014, RFT had 46 real estate mortgage debt investments with a total carrying value of $508.0 million and CMBS investments with a fair value of $50.5 million. As of September 30, 2014, RFT had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. ARCT V’s initial public offering closed in October 2013. On November 24, 2014, ARCT V announced an estimated per share net asset value for its common stock of $23.50. As of December 31, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 61.8 million shares in its public offering and $81.4 million from its distribution reinvestment plan. As of December 31, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $49.8 million for acquisition costs related to its portfolio of properties.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips

Edison — ARC Grocery Center REIT II, Inc. on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of December 31, 2014, PECO II received aggregate gross proceeds of $560.5 million from the sale of 22.5 million shares in its public offering and $7.2 million from its distribution reinvestment plan. As of December 31, 2014, PECO II owned 20 properties at an aggregate purchase price of $322.7 million. As of September 30, 2014, PECO II had incurred, cumulatively to that date, $52.3 million in offering costs for the sale of its common stock and $2.1 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2014, BDCA had raised gross proceeds of $1,691.0 million which includes the sale of 149.7 million shares in its public offering and $56.2 million from its distribution reinvestment plan. As of December 31, 2014, BDCA’s investments, at amortized cost, were $1.9 billion. As of September 30, 2014, BDCA had incurred, cumulatively to that date, $158.8 million in offering costs for the sale of its common stock.

American Energy Capital Partners — Energy Recovery Program, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners — Energy Recovery Program, LP, or AERP, a Delaware limited partnership. AERP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AERP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AERP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of December 31, 2014, AERP had raised gross proceeds of $5.5 million which includes the sale of 0.3 million shares in its public offering. As of December 31, 2014, AERP had made no investments. As of September 30, 2014, AERP had incurred, cumulatively to that date, $2.6 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of December 31, 2014, ARC NYCR received aggregate gross proceeds of $509.9 million from the sale of 20.4 million shares in its public offering and $4.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC NYCR owned four properties at an aggregate purchase price of $262.5 million. As of September 30, 2014, ARC NYCR had incurred, cumulatively to that date, $36.7 million in offering costs for the sale of its common stock and $2.2 million for acquisition costs related to its portfolio of properties.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT sponsored by American Realty Capital and is co-sponsored by UDF Holdings, L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of December 31, 2014, UDF V received aggregate gross proceeds of $10.0 million from the sale of 0.5 million shares in its public offering.

As of December 31, 2014, UDF V had made two investments for $15.1 million. As of September 30, 2014, UDF V had incurred, cumulatively to that date, $4.9 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of December 31, 2014, ARC HT III received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC HT III had not acquired any properties. As of September 30, 2014, ARC HT III had incurred, cumulatively to that date, $1.8 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of December 31, 2014, ARC Global II received aggregate gross proceeds of $32.2 million from the sale of 1.3 million shares. As of December 31, 2014, ARC Global II had acquired two properties for an aggregate purchase price of $33.8 million. As of September 30, 2014, ARC Global II had incurred, cumulatively to that date, $1.8 million in offering costs for the sale of its common stock.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of December 31, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC RCA II had not acquired any properties. As of September 30, 2014, ARC RCA II had incurred, cumulatively to that date, $1.8 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of December 31, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of December 31, 2014, BDCA II had not made any investments. As of September 30, 2014, BDCA II had incurred, cumulatively to that date, $1.5 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2014, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, RFT, BDCA, ARC NYCR, UDFV, PECO II, ARC Global II, ARC HT III, ARC RCA II, and BDCA II.

ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. PECO’s prospectus for its initial public offering provided that PECO would seek to consummate a sale or merger by the 5th anniversary of the termination of its initial public offering. PECO completed its offering on February 7, 2014.

As discussed in further detail above, ARC HT listed its common stock on The NASDAQ Global Select Market under the symbol “HCT” during the second quarter of 2014. In addition, NYRT listed its common stock on the New York Stock Exchange under the symbol “NYRT” during the second quarter of 2014.

Further, PECO, ARC HT, ARC HT II, ARC Global, ARC RCA, ARC DNAV, ARCT V and NYRT have each completed its primary offering stage. ARC NYCR, ARC Global II, RFT, BDCA, BDCA II, ARC RCA II, ARC HT III, PECO II and UDFV are in their offering and acquisition stages.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV for the year ended December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PECO for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRT for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. As of December 31, 2013, our sponsor’s public programs have purchased 4,121 properties. From 2008 to 2013, our sponsor’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants.

Additionally, during this time our sponsor’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP’s audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP’s former chief executive officer also was chief financial officer, treasurer and secretary of our company, our advisor and our property manager during the period from August 2013 to September 2013. This individual also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor’s business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chairman of our board of directors until his resignation on December 29, 2014. This individual also is currently a member of the board of managers of our sub-property manager and one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are available at the internet site maintained by the SEC, www.sec.gov. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Description of Securities

The first parenthetical in the second paragraph under the heading “Description of Securities —  Dissolution or Termination of the Company” on page 223 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Summary of Our Operating Partnership Agreement

The following sentence replaces the third sentence under the heading “Special Limited Partner” on page 238 of the Prospectus.

“The special limited partner is entitled to receive subordinated distributions in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.”

Plan of Distribution

The following disclosure replaces the second paragraph below the table under the heading “Dealer Manager and Compensation We Will Pay for the Sale of Our Shares” on page 242 of the Prospectus.

“We or our affiliates also may provide permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) to registered representatives of our dealer manager and the selling group participants, such as:

•	an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target;
•	the national and regional sales conferences of our selected broker-dealers;
•	training and education meetings for registered representatives of our selected broker-dealers; and
•	gifts, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event, the value of which shall not exceed an aggregate of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.

The value of such items of non-cash compensation to participating broker-dealers will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our advisor.”

The following disclosure is hereby added as a new section under the section entitled “Plan of Distribution — Volume Discounts” on page 246 of the Prospectus.

“Purchase of Shares Subject to Volume Discount

In February 2015, we entered into an agreement with a single investor (referred to in this prospectus as the “Major Investor”), whereby the Major Investor will agree to purchase during the course of this offering a minimum of $5,000,000 in value of shares of our common stock in consideration for reduced selling commissions and dealer manager fees. In exchange for the Major Investor’s agreement to purchase a minimum of $5,000,000 in value of shares of our common stock, we will sell such shares to the Major Investor at $23.125 per share, from which we will receive net proceeds of $22.50 per share. The purchases by the Major Investor are expected to occur in multiple transactions during the course of this offering. The Major Investor will pay for all shares purchased in each transaction at the time of such transaction. Accordingly, the Major Investor will purchase from us a minimum of 216,216.22 shares (calculated by dividing the minimum purchase amount of $5,000,000 by the purchase price of $23.125 per share). We may issue fractional shares to the Major Investor. Other investors who wish to purchase a minimum of $5,000,000 in value of shares of our common stock during the course of our offering in consideration for reduced selling commissions and dealer manager fee also may purchase such shares at $23.125 per share.”

The following disclosure is added as the third sentence under the heading “Subscription Process” on page 246 of the Prospectus.

“Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s).”

How To Subscribe

The last paragraph under the section entitled “How to Subscribe” beginning on page 248 of the Prospectus is hereby deleted in its entirety.

The following disclosure is added as the second sentence of the second bullet under the section “How to Subscribe” on page 248 of the Prospectus.

“Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s).”

The following disclosure hereby replaces in its entirety the section “Experts” contained on page 251 of the Prospectus.

“EXPERTS

The financial statements of the Barceló Portfolio as of December 31, 2012 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of W2007 Grace I, LLC and Subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of American Realty Capital Hospitality Trust, Inc. as of December 31, 2013, and for the period from July 25, 2013 (date of inception) to December 31, 2013, and the combined financial statements and schedule of the Barceló Portfolio (Predecessor) as of December 31, 2013 and for the year then ended have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.”

Incorporation by Reference

The following disclosure is hereby added after the “Experts” section on page 251 of the Prospectus.

“INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by or on behalf of our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on April 7, 2014;
•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014, for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014, and for the quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

•	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 15, 2014, February 4, 2014, March 27, 2014, May 30, 2014, June 2, 2014, June 3, 2014, June 4, 2014, August 29, 2014, September 12, 2014, September 18, 2014, November 13, 2014, November 17, 2014, November 25, 2014, December 11, 2014, December 15, 2014, December 30, 2014, January 7, 2015 and March 5, 2015.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at One Beacon Street, 14th Floor, Boston, MA 02108, 1-877-373-2522, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby replaced with prior performance tables attached to this Supplement No. 17 as Appendix A. The revised prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Subscription Agreements

The form of subscription agreement included as Appendix C-1 to this Supplement No. 17 hereby replaces in its entirety Appendix C-1 to the Prospectus.

The form of multi-offering subscription agreement included as Appendix C-2 to this Supplement No. 17 hereby replaces in its entirety Appendix C-2 to the Prospectus.

Privacy Policy Notice

The reference to “Nicholas Radesca” on page 3 of Appendix G of the Prospectus is hereby replaced with “Edward Hoganson.”

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company. For additional information see the section entitled “Prior Performance Summary” in the prospectus.

Certain of the tables below provide information with respect to ARCT. ARCT was a public program sponsored by the parent of our sponsor. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE 1

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT(1)	ARCT III(2)	ARCT IV	PE-ARC		HCT		ARCT V		NYRT
Dollar amount offered	$1,500,000	$1,500,000	$1,500,000	$1,785,000		$1,500,000		$1,700,000		$1,500,000
Dollar amount raised(3)	1,695,813	1,750,291	1,753,560	1,741,472		1,791,198		1,557,640		1,697,677	(4)
Length of offerings (in months)	39	23	19	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39	18	14	N/A	(6)	32		N/A	(6)	40

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.
(3)	As of December 31, 2013. Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These offerings are closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	As of December 31, 2013 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

	ARCT(2)					ARCT III(3)			ARCT IV
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$801
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.78	$5.50	$—	$51.62	$3.14
From operations and sales of properties	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From all other sources (financing or offering proceeds)	$24.69	$17.99	$21.96	$12.71	$—	$28.61	$5.50	$—	$40.61	$3.14
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	PE-ARC					HCT
(dollars in thousands, except per share data)	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 13, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$73,165	$17,550	$3,529	$98	$—	$125,353	$35,738	$3,314	$—
Operating expenses	$75,184	$18,804	$5,234	$808	$—	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(2,019)	$(1,254)	$(1,705)	$(710)	$—	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(10,511)	$(3,020)	$(811)	$(38)	$—	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(12,350)	$(4,273)	$(2,516)	$(747)	$—	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$18,540	$4,033	$593	$201	$—	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$—	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$1,210,275	$195,130	$61,818	$21,555	$200	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$38,007	$3,673	$873	$—	$—	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$54.12	$56.43	$58.07	$—	$—	$53.50	$29.48	$91.49	$—
From operations and sales of properties	$26.40	$56.43	$39.44	$—	$—	$25.11	$15.87	$—	$—
From all other sources (financing or offering proceeds)	$27.72	$—	$18.62	$—	$—	$28.39	$13.61	$91.49	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,767,110	$337,167	$87,463	$22,831	$1,143	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$1,721,527	$325,410	$85,192	$22,713	$1,143	$1,734,573	$690,668	$172,315	$844
Total liabilities	$251,995	$173,139	$58,007	$21,556	$943	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARCT V	NYRT
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$1
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (4)	$— (4)	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—
From operations and sales of properties	$—	$5.55	$17.30	$6.04	$—	$—
From all other sources (financing or offering proceeds)	$22.65	$16.03	$20.98	$16.23	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV includes the operations of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

Program name (dollars in thousands)	ARCT(1)		ARCT III(2)		ARCT IV(3)		PE-ARC		HCT		ARCT V		NYRT
Date of program closing or occurrence of liquidity event	3/1/2012		2/26/2013		1/3/2014		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Duration of program (months)	50		23		19		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,741,472		$1,791,198		$1,557,640		$1,697,677	(4)
Annualized Return on Investment	8.7	%(6)	22.0	%(7)	17.4	%(7)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Median Annual Leverage	31.9%		15.0%		0.0%		50.1%		15.8%		0.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$158,925		$190,285		$173,491		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs. On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP for those stockholders of ARCT III or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These programs have closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROGRAM

Table V summarizes the sales or disposals of properties by ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
ARCT(6):
PNC Bank Branch – New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

ARCT III(7)
ARCT IV:(8)
PE-ARC: Not applicable
HCT: Not applicable
ARCT V: Not applicable
NYRT: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and all of ARCT's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(7)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(8)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.

APPENDIX C-1

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ________________

Investment Amount

$ ____________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Hospitality, make checks payable to:** American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ____________________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ____________________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ____________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

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EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

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EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Hospitality Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I/we authorize American Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ____________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability requirements described above, shares will only be sold to Alabama residents that have a liquid net worth of at least 10 times the amount of their investment in the ARC Hospitality real estate investment program and its affiliates.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in ARC Hospitality not to exceed 10% of the Kentucky investor's liquid net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Massachusetts residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor's aggregate investment in ARC Hospitality and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
Nebraska residents only: Nebraska investors must have either (a) a minimum net worth of at least $70,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum net worth of $350,000. A Nebraska investor's investment in ARC Hospitality and in other non-publicly traded real estate investment trusts and other non-publicly traded direct participation programs (including oil and gas programs, equipment leasing Programs, business development companies (BDCs) and commodity pools) may not exceed ten percent (10%) of his or her net worth. An investment by a Nebraska investor that is an accredited investor within the meaning of the Federal securities laws is not subject to the foregoing limitations.

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EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
New Jersey residents only: An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC Hospitality, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Hospitality and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		
Tennessee residents only: A Tennessee resident's investment in ARC Hospitality must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE(5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

C-1-5

6 b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ________

☐ Other

Exempt payee code (if any) ______________________

Exemption from FATCA reporting code (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

Social Security Number	OR	Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-6

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or disregarded entity not owned by an individual	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) A SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

EFFECTIVE MARCH 10, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ____________________

Representative # ____________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ____________________

City, State, Zip ____________________

Business Phone # (Required) ____________________

Fax Phone # ____________________

E-mail Address ____________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ____________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ____________________

Date ____________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ____________________

Date ____________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

For Overnight Deliveries

American Realty Capital Hospitality Trust, Inc.
c/o American National Stock Transfer, LLC
430 W. 7th Street, Kansas City, MO 64105-1407

▸ **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (877) 373-2522 | Facsimile: (646) 861-7793

C-1-9

APPENDIX C-2

ARC Global II | ARC HT III | RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AERP | RPT

VERSION 21

PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AERP and its affiliates, as well as AERP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

*** *Please consult with your financial advisor and check one of the options pertaining to the class of shares you intend to purchase. The prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.*

Investment		Investment Amount
☐ **American Realty Capital Global Trust II, Inc. ("ARC-Global II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Realty Finance Trust, Inc. ("RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners – Energy Recovery Program, LP ("AERP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **RREEF Property Trust, Inc. ("RPT")** ▸ State in which sale was made: ______	☐ Initial Investment***: ☐ *Class A Shares (or)* ☐ *Class B Shares* ☐ Additional Investment Acct# ______________	$ ______________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

☐ **Volume Discount:** To be completed by purchaser after discussion with broker-dealer.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC-Global II** *(except ARC-Global II investors in PA if escrow in state not broken)*, **ARC-HT III** *(except ARC-HT III investors in PA and WA if escrow in state not broken)*, **RFT, BDCA, Grocery Center REIT II, ARC Hospitality, NYC REIT, AERP** *(except AERP investors in AZ and PA if escrow in state not broken)*, **and RPT** *(except RPT investors in PA if escrow in state not broken)* **make checks payable to the respective offering:** American Realty Capital Global Trust II, Inc., (or) American Realty Capital Healthcare III, Inc. (or) Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Energy Capital Partners – Energy Recovery Program, LP (or) American Realty Capital New York City REIT, Inc. (or) RREEF Property Trust, Inc.
  - **For ARC-Global II investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Global Trust II, Inc.
  - **For ARC-HT III investors in PA and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Healthcare Trust III, Inc.
  - **For AERP investors in AZ and PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners – Energy Recovery Program, LP
  - **For RPT investors in PA until the minimum offering is raised, make checks payable to:** UMB Bank, NA, Escrow Agent for RREEF Property Trust, Inc.

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C-2-2

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) **Transfer on Death (TOD):** *Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Community Property –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include LLC Operating Agreement, LLC Resolution, Articles of Incorporation, Corporate Resolution, Partnership Agreement, Partnership Certification of Powers or Certificate of Limited Partnership as applicable.*

☐ C Corp ☐ S Corp

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*

State of ______ Custodian for ____________________

☐ **Estate –** *Personal representative signature required.*

Name of Executor: ______________________________

Include a copy of the court appointment or other documents authorizing to act on behalf of estate.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust documents or Trust Certification form required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Non-Profit Organization**

☐ **Other** (Specify) – ______________________________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **Simple IRA**

☐ **Beneficial IRA –**
Decedent's Name ____________________________

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________________

* *Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-3

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

Date of Agreement *(for trusts only)* ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: *(Foreign Citizens only)* *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______

City | State/Province | Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

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C-2-4

4a

IMPORTANT: Investor Information is required. Must be completed by all RPT investors.

Note: For RPT investors only.

Individual or Joint Account *(RPT Only)*

Name of Primary Account Owner ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID # ____________________

US Residential Address (No P.O. Boxes) ____________________

City, State, Zip ____________________

Mailing Address (If Different) ____________________

City, State, Zip ____________________

Daytime Phone Number: ____________________

Email Address: ____________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** **If Resident Alien, please provide country of citizenship:** ____________________

Select One: ☐ **Employed** ☐ **Not Employed** ☐ **Retired**

Occupation: ____________________

Name of Employer: ____________________

Address of Employer: ____________________

City, State, Zip ____________________

If you checked Not Employed or Retired, please provide source of income: ____________________

Please attach a separate sheet with the above information for each additional owner.

Entity Account *(RPT Only)*

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select One: ☐ **Yes** ☐ **No**

If yes, please explain: ____________________

____

Name of Legal Entity: ____________________

Social Security Number OR Tax ID Number: ____________________

Street Address of Legal Entity (P.O. Box not acceptable) ____________________

City, State, Zip ____________________

Mailing Address (If Different) ____________________

City, State, Zip ____________________

Daytime Phone Number: ____________________

Email Address: ____________________

Date of Trust Agreement (for trusts only) ____________________

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C-2-5

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares, including failure to meet the applicable suitability standards, as applicable to each Issuer.*

3 *I/we authorize American Realty Capital Global Trust II, Inc., American Realty Capital Healthcare Trust III, Inc., Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison - Grocery Center REIT II, Inc., American Realty Capital Hospitality Trust, Inc., American Realty Capital New York City REIT, Inc., American Energy Capital Partners – Energy Recovery Program, LP, or RREEF Property Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.

I hereby subscribe for Shares of American Realty Capital Global Trust II, Inc. and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

I hereby subscribe for Shares of American Realty Capital Healthcare Trust III, Inc. and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

REALTY FINANCE TRUST, INC.

I hereby subscribe for Shares of Realty Finance Trust, Inc. and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - GROCERY CENTER REIT II, INC.

I hereby subscribe for Shares of Phillips Edison - Grocery Center REIT II, Inc. and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

I hereby subscribe for Shares of American Realty Capital New York City REIT, Inc. and elect the distribution option indicated.

- ☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-6

5 Continued

4 *For RPT Investors Only:* *If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 and/or 4. IRA accounts may not direct distributions without the custodian's approval.*

Distributions

AMERICAN ENERGY CAPITAL PARTNERS – ENERGY RECOVERY PROGRAM, LP

- *I hereby subscribe for common units of American Energy Capital Partners – Energy Recovery Program, LP and elect the distribution option indicated below:*

☐ **Mail Check** to the address of record

☐ **Credit Distribution** *to my IRA or Other Custodian Account*

☐ **Cash/Direct Deposit**[3] *(Please attach a preprinted voided check (Non-Custodian Investors only) - I authorize American Energy Capital Partners – Energy Recovery Program, LP or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify American Energy Capital Partners – Energy Recovery Program, LP in writing to cancel it. If American Energy Capital Partners – Energy Recovery Program, LP deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)*

RREEF PROPERTY TRUST, INC.

- *I hereby subscribe for shares of RREEF Property Trust, Inc. and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3,4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-7

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Energy Capital Partners – Energy Recovery Program, LP** ☐ **RREEF Property Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____

Your e-mail address will be held in confidence and used only for matters relating to your investments.

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-8

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-9

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only *(Continued)***:**		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-Global II and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in us, shares of our affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-Global II for a Pennsylvania investor is 10% of his or her net worth. ARC-Global II will not release from escrow any proceeds received from Pennsylvania residents unless and until we raise a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to this offering.		

For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT III, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-HT III will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in ARC-HT III and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-HT III and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-HT III and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-HT III for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor's liquid net worth may be invested in the securities registered by ARC-HT III for this offering with the Missouri Securities Division.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-10

6 *Continued*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**

For American Realty Capital Healthcare Trust III, Inc. ("ARC-HT III") Investors Only *(Continued)***:**		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-HT III shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC-HT III and that they meet one of the general suitability standards described above.		
Ohio residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for an Ohio investor's aggregate investment in ARC-HT III shares, shares of its affiliates, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in ARC-HT III for a Pennsylvania investor is 10% of his or her net worth. ARC-HT III will not release from escrow any proceeds received from Pennsylvania residents unless and until ARC-HT III raises a minimum of $156,250,000 in aggregate gross offering proceeds from all investors pursuant to ARC-HT III offering.		
Washington residents only: ARC-HT III will not release from escrow any proceeds received from Washington residents unless and until ARC-HT III raises a minimum of $10,000,000 in aggregate gross offering proceeds from all investors pursuant to ARC-HT III offering.		

For Realty Finance Trust, Inc. ("RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in RFT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-11

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Realty Finance Trust, Inc. ("RFT") Investors Only *(Continued)*:		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by RFT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in RFT for a Pennsylvania investor is 10% of his or her net worth.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

C-2-12

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in us and our affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-13

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only *(Continued)*:		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only:		
I/We acknowledge receipt of the final Prospectus of NYC REIT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of NYC REIT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in NYC REIT will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in NYC REIT common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in NYC REIT and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in NYC REIT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in NYC REIT for a Michigan investor is 10% of his or her net worth.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-14

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)***:**		
***Missouri residents only*:** In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***North Dakota residents only*:** Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.		
***Ohio residents only*:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Pennsylvania residents only*:** The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
***California residents only*:** In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
***Iowa residents only*:** Iowa investors must have an annual income of $70,000 and a minimum Net Worth of $100,000 (exclusive of home, auto and furnishings) or, in the alternative a Net Worth of $350,000 (exclusive of home, auto and furnishings). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, auto and home furnishings minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
***Kansas residents only*:** In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
***Michigan residents only*:** The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
***New Mexico and Ohio residents only*:** An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-15

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only *(Continued)*:		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in ARC Hospitality and that they meet one of the general suitability standards described above.		
Pennsylvania residents only: The maximum investment allowable in ARC Hospitality for a Pennsylvania investor is 10% of his or her net worth.		

American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only:		
I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $85,000 and have a gross income of at least $85,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $330,000, or such higher suitability as may be required by certain states and set forth below.		
I/we have received the final prospectus and any applicable supplements of American Energy Capital Partners – Energy Recovery Program, LP at least five business days before signing this subscription agreement.		
I/we am/are purchasing common units for my/our own account.		
I/we acknowledge that common units are not liquid.		
If an affiliate of American Energy Capital Partners – Energy Recovery Program, LP, I/we represent that the common units are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that the Selling Agent or registered representative is required to inform me/us and the other potential investors of all pertinent facts relating to the Units, including the background of the General Partner and the tax consequences of my investment.		
Arizona residents only: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the Partnership from investors, including subscriptions from Arizona investors.		
California residents only: I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines.		
Iowa residents only: If you are a resident of Iowa, you must represent that you have a liquid net worth of at least 10 times your investment in this program and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.		
Kansas residents only: I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.		
Maine residents only: I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-16

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
American Energy Capital Partners – Energy Recovery Program, LP ("AERP") Investors Only *(Continued)***:**		
Michigan, Missouri, North Dakota and Pennsylvania residents only: I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors.		
New Mexico residents only: I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in interests of AERP, Affiliates of AERP, and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Oklahoma residents only: I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		
Texas residents only: I/we have either: (i) a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000; or, (ii) in the alternative, a minimum net worth of $500,000. Also, my/our investment in the Partnership does not exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.		

RREEF Property Trust, Inc. ("RPT") Investors Only:		
I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT's website and toll-free automated telephone line.		
I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under "Suitability Standards." In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.		
I/we am/are purchasing the shares for the account referenced above.		
I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.		
Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

C-2-17

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
RREEF Property Trust, Inc. ("RPT") Investors Only *(Continued)***:**		
New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.		
Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT's shares, shares of RPT's affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

Owner Signature ______________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ____________

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-18

6b	Substitute Form W-9 ALL U.S. Taxpayer Must Sign

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

	OR	
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

6b FOR AERP INVESTORS ONLY. *Continued*	**Power of Attorney**

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unit holder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Owner Signature ______________________________

Co-Owner Signature (if applicable) ______________________________

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-19

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9

Definition of a U.S. Person. - For U.S. federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester. – Social Security numbers ('SSN') have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers ("EIN') have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All 'Section' references are to the Internal Revenue Code of 1986, as amended.

For this type of account:	Give the SSN of:
1. An individual's account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

For this type of account:	Give the EIN of:
6. Sole proprietorship or disregarded entity not owned by an individual	The owner (3)
7. A valid trust, estate, or pension trust	The legal entity (4)
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership or LLC
11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
12. A broker or registered nominee	The broker or nominee

(1) A SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) You must show your individual name and you also may enter your business or 'DBA' name on the second name line. You may use either your SSN or FIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: *If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.*

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.socialsecurity.gov/forms/ss-5.pdf*. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting *www.irs.gov* or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding

If you are exempt from backup withholding and/or FATCA reporting, enter on the Substitute Form W-9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-20

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

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☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

☐ **For RPT Investors Only:** Class A Shares are being purchased net of up front commissions.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______

Mailing Address ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______

Representative # ______

Registered Representative or Advisor [I.A.] Address or P.O. Box ______

City, State, Zip ______

Business Phone # (Required) ______

Fax Phone # ______

E-mail Address ______

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______

Date ______

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______

Date ______

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IMPORTANT: Please note that there are state-specific mailing addresses for the following offerings: ARC-Global II, ARC-HT III; AERP; RPT.

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail	For Overnight Deliveries
American Realty Capital Global Trust II, Inc. c/o American National Stock Transfer, LLC 430 W 7th St, Kansas City, MO 64105-1407	**American Realty Capital Global Trust II, Inc.** c/o American National Stock Transfer, LLC 430 W 7th St, Kansas City, MO 64105-1407
American Realty Capital Healthcare Trust III, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Healthcare Trust III, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
Realty Finance Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**Realty Finance Trust, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
Business Development Corporation of America c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**Business Development Corporation of America** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
Phillips Edison - Grocery Center REIT II, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**Phillips Edison - Grocery Center REIT II, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital Hospitality Trust, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital Hospitality Trust, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
American Realty Capital New York City REIT, Inc. c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Realty Capital New York City REIT, Inc.** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
American Energy Capital Partners – Energy Recovery Program, LP c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407	**American Energy Capital Partners – Energy Recovery Program, LP** c/o American National Stock Transfer, LLC 430 W. 7th Street, Kansas City, MO 64105-1407
RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731, Kansas City, MO 64121-9731	**RREEF Property Trust, Inc.** c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407

State-Specific Mailing Address Differences for ARC-Global II, ARC-HT III and AERP:

- **For ARC-Global II investors in PA, investors in PA, ARC-HT III investors in PA and WA, and AERP investors in AZ and PA, before escrow requirements met, mail to:**

American Realty Capital Global Trust II, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

American Realty Capital Healthcare Trust III, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

American Energy Capital Partners – Energy Recovery Program, LP
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105-1407

- **For RPT investors in PA (before escrow requirements met) mail to:**

UMB Bank, N.A., as Escrow Agent for RREEF Property Trust
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871976025
FAO: (Include Account Title)

- **Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:**

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor, New York, NY 10022
Phone: (877) 373-2522 | Facsimile: (646) 861-7793

For RPT only:
Investment Processing Dept
c/o DST Systems
430 W. 7th St., Kansas City, MO 64105-1407
Phone: (877) 907-1148 | Facsimile: (855) 223-2474

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